Exhibit 10.1

$401,000,000

CREDIT AGREEMENT

Dated as of October 11, 2005

Among

DOUBLE HULL TANKERS, INC.

as Borrower,

ANIA AFRAMAX CORPORATION
ANN TANKER CORPORATION
CATHY TANKER CORPORATION
CHRIS TANKER CORPORATION
REBECCA TANKER CORPORATION
REGAL UNITY TANKER CORPORATION
SOPHIE TANKER CORPORATION

and the Additional Guarantors party hereto from time to time,

as Guarantors,

and

THE ROYAL BANK OF SCOTLAND PLC

as Lender

CREDIT AGREEMENT dated as of October 11, 2005 (as such may be amended, supplemented (including, without limitation, by way of each Credit Agreement Supplement executed and delivered from time to time, or otherwise modified, this “Agreement”) among (i) DOUBLE HULL TANKERS, INC, a Marshall Islands corporation (the “Borrower”), (ii) ANIA AFRAMAX CORPORATION, ANN TANKER CORPORATION, CATHY TANKER CORPORATION, CHRIS TANKER CORPORATION, REBECCA TANKER CORPORATION, REGAL UNITY TANKER CORPORATION and SOPHIE TANKER CORPORATION, each a Marshall Islands corporation (collectively, the “Initial Guarantors”), and the Additional Guarantors party hereto from time to time, and (iii) THE ROYAL BANK OF SCOTLAND PLC, as Lender (the “Lender”).

PRELIMINARY STATEMENTS:

1.           The Borrower has requested that the Lender advance an aggregate amount of up to $401,000,000 to the Borrower in order (a) together with the proceeds of the IPO, to assist in the financing of the Initial Vessels, (b) to provide working capital in an amount up to $15,000,000, and (c) to finance all or a portion of the purchase price of Additional Vessels.

2.           The Initial Guarantors have agreed, in order to induce the Lender to make such amounts available to the Borrower hereunder, to guarantee all of the obligations of the Borrower under this Agreement, the Notes and the other Loan Documents.

3.           The Lender has agreed to make available a term loan and revolving credit facility in the initial aggregate principal amount of up to $401,000,000 to the Borrower upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Charge” means the security interest agreement granting, among other things, a security interest in favor of the Lender in respect of the Operating Account and in substantially the form of Exhibit C (as amended from time to time in accordance with its terms).

“Accounting Information” means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower and OSG to the Lender in accordance with Section 6.01(h).

“Accounting Period” means each consecutive period of approximately three months (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered in accordance with Section 6.01(h).

“Additional Guarantor” means any wholly-owned Subsidiary of the Borrower formed under the laws of the Republic of the Marshall Islands that (i) is acceptable to the Lender in its sole and absolute discretion, and (ii) shall execute and deliver to the Lender a Credit Agreement Supplement.

“Additional Vessel” means any double hull tanker (other than an Initial Vessel) which the Borrower notifies to the Lender pursuant to Section 2.02 as a vessel which the Borrower wishes to finance or purchase with the assistance of an Advance of Tranche C, and which the Lender, in its sole and absolute discretion, shall notify to the Borrower as being acceptable to the Lender, in accordance with Section 2.02, and which is or is to be registered in the ownership of a Guarantor under the laws and flag of the Marshall Islands or another flag acceptable to the Lender, and everything belonging to such vessel; and “Additional Vessels” means, collectively, all such vessels approved by the Lender in accordance with Section 2.02.

“Advance” has the meaning specified in Section 2.01 hereof.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such Person or to direct or cause direction of the management and policies of such Person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

“Agreement” has the meaning specified in the recital hereto.

“Applicable Margin” means, in the case of Tranche A and Tranche B, seven tenths of one percent (0.70%) per annum and, in the case of Tranche C, eighty-five hundredths of one percent (0.85%) per annum.

“Approved Broker” means, as the context may require, any of H. Clarkson & Company, Galbraiths Limited, Braemar Seascope, P.F. Bassoe AS, R.S. Platou Shipbrokers a.s., Fearnleys A/S, Jacq. Pierot Jr. & Sons, Inc. and Compass Maritime Services, LLC or such other independent London based sale and purchase ship broker as may from time to time be appointed by the Lender.

“Approved Manager” means a direct or indirect wholly-owned subsidiary of OSG or any other company approved by the Lender from time to time as the manager of a Vessel, which approval shall not unreasonably be withheld.

“Approved Manager’s Undertakings” means each of the undertakings made or to be made by an Approved Manager in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit I (as amended from time to time in accordance with its terms).

“Assignments of Earnings” means each of the first priority assignments of earnings made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit F (as amended from time to time in accordance with its terms).

“Assignments of Insurances” means each of the first priority assignments of insurances made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit G (as amended from time to time in accordance with its terms).

“Availability Date” means the date on which all the conditions precedent specified in Sections 3.01, 3.02 and, to the extent applicable, 3.04 hereof have been satisfied (in the opinion of the Lender) in full or waived and on which the Borrower has requested the first Advance be made under this Agreement and shall in no event be later than November 15, 2005 unless the Lender otherwise agrees in its sole and absolute discretion.

“Borrower” has the meaning specified in the recital hereof.

“Business Day” means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in both London and in New York City.

“Charter Hire Guarantees” means each of those certain time charter payment guaranties given or to be given by OSG to each of the Guarantors, each such guarantee to be in form and substance acceptable to the Lender.

“Charter Hire Guarantee Assignments” means each of the assignments in respect of the Charter Hire Guarantees made or to be made by the relevant Guarantor in favor of the Lender and in substantially the form of Exhibit H (as amended from time to time in accordance with its terms).

“Charters” means any and all of the separate time charter contracts entered into or to be entered into by and between the Charterer and each Guarantor in respect of such Guarantor’s Vessel, which Charters shall be non-cancelable by the Charterer (other than upon the sale or Total Loss of the subject Vessel or as otherwise provided therein) and shall be substantially in the form filed as Exhibit 10.3.1 to the Borrower’s registration statement on Form F-1 as filed with the Securities and Exchange Commission on September 21, 2005).

“Charterer(s)” means each of the indirect wholly-owned subsidiaries of OSG described in Schedule II hereto or which charters an Additional Vessel.

“Classification Society” means in respect of any Vessel, American Bureau of Shipping, Bureau Veritas, Det norske Veritas, Germanischer Lloyd, Lloyd’s Register of Shipping, Nippon Kaiji Kyokai or, in any case, such other classification society as is selected by the Borrower with the prior consent of the Lender.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Lender.

“Collateral Documents” means (a) this Agreement (where the context so admits), (b) the Account Charge, (c) the Master Agreement Security Deed, (d) the Mortgages, (e) the Assignments of Earnings, (f) the Assignments of Insurances, (g) the Charter Hire Guarantee Assignments, (h) the Approved Manager’s Undertakings, and (i) any other document that provides for the guarantee of the obligations of any Obligor under any Loan Document or that creates, or purports to create, a Lien in favor of, or for the benefit of, the Lender to secure the obligations of any Obligor under or in connection with this Agreement.

“Commitment” means, at any time, the maximum sum available to be advanced at such time by the Lender to the Borrower pursuant to Section 2.01 of this Agreement, as such amount may be reduced from time to time pursuant to Sections 2.05, 2.10, 2.11 or 8.01 hereof.

“Consent[s] of OSG” means the consents of OSG to each of the Charter Hire Guarantee Assignments, in substantially the form set out in Exhibit H.

“Commitment Period” has the meaning specified in Section 2.01.

“Commitment Termination Date” means (i) November 15, 2005, in the case of Tranche A, and the tenth anniversary of the date of the drawdown of the first Advance, in the case of both Tranche B and. Tranche C, or, if any such day is not a Business Day, the next succeeding Business Day, provided that, if such succeeding Business Day would fall in the next following calendar month, the Commitment Termination Date shall be the immediately preceding Business Day, or (ii) such earlier day as the Commitment shall have been canceled in full pursuant to the provisions of this Agreement.

“Credit Agreement Supplement” means a supplement to this Agreement made or to be made by an Additional Guarantor by which it becomes a Guarantor hereunder, substantially the form of Exhibit J (as amended from time to time in accordance with its terms).

“Debt” means in relation to any member of the Group (the “debtor”):

(a)           Financial Indebtedness of the debtor;

(b)           liability for any credit to the debtor from a supplier of goods or services or under any installment purchase or payment plan or other similar arrangement;

(c)           contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information with respect to the Borrower;

(d)           deferred tax of the debtor; and

(e)           liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another Person who is not a member of the Group which would fall within (a) to (d) if the references to the debtor referred to the other Person.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Dollars” and the sign “$” each means lawful money of the United States.

“Drawdown Date” means each requested date for the borrowing of an Advance, which shall not be later than the relevant Commitment Termination Date.

“Early Termination Date” has the meaning ascribed thereto in Section 14 of the Master Agreement.

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions, or fines, penalties or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmentally Sensitive Material” means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

“Event of Loss”, means any of the following events:  (x) the actual or constructive total loss or the agreed or compromised total loss of a Vessel; or (y) the capture, condemnation, confiscation, requisition (excluding any requisition for hire for a fixed period not in excess of one hundred and eighty (180) days), purchase, seizure or forfeiture of, or any taking of title to, a Vessel.  An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Vessel, at noon Greenwich Mean Time on the date of such loss or if that is not known on the date which such Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if the relevant Vessel shall have been returned to the relevant Borrower following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment if required to be made under Section 2.04(d) hereof, no Event of Loss shall be deemed to have occurred by reason of such capture, requisition or seizure.

“Events of Default” has the meaning specified in Section 7.01.

“Fair Market Value” means, in relation to any Vessel, the fair market value of such Vessel determined by means of a valuation made (at the expense of the Borrower) at any relevant time by one of the Approved Brokers.  Such valuation shall be made with or without physical inspection of such Vessel (as the Lender may require), on the basis of a sale for prompt delivery for cash at arms’ length on normal commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment, and shall be conclusive evidence of the fair market value of such Vessel at the date of such valuation.  If the Borrower is not satisfied with any such valuation, it shall immediately so notify the Lender and the Borrower shall have the right to select another of the Approved Brokers to provide (at the expense of the Borrower) an additional valuation of such Vessel or Vessels and the applicable valuation for purposes of this Agreement shall be the arithmetical mean of the two valuations.

“Final Payment Date” means the tenth anniversary of the date of the drawdown of the first Advance or, if such day is not a Business Day, the Business Day immediately preceding such tenth anniversary date.

“Financial Indebtedness” means, in relation to any member of the Group (the “debtor”), a liability of the debtor:

(a)           for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)           under any loan stock, bond, note or other security issued by the debtor;

(c)           under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)           under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)           under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)           under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

“GAAP” means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied.

“Group” means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time and “member of the Group” shall be construed accordingly.

“Guaranteed Obligations” has the meaning specified in Section 5.01.

“Guarantors” means, collectively, the Initial Guarantors and each Additional Guarantor, if any, and “Guarantor” means any of them as the context may require.

“Guarantee” means the joint and several guarantee of the Guarantors provided in Article V as supplemented by each Credit Agreement Supplement executed and delivered from time to time.

“Indemnified Party” has the meaning specified in Section 8.04(c).

“Initial Guarantors” has the meaning specified in the recital hereto.

“Initial Vessels” means, collectively, the vessels described in Schedule II hereto.

“Interest Period” means, in relation to each Advance (or any relevant portion thereof), (x) in the case of the first such period, the period commencing on the Drawdown Date for such Advance (or any relevant portion thereof) and ending on the last day of the period selected by the Borrower pursuant to the provisions below and (y) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, three, six or twelve months (or such other period as may be requested by the Borrower and consented to by the Lender so as to ensure that the relevant Commitment Termination Date is the last day of an Interest Period) as the Borrower may, upon notice received by the Lender not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select or request; provided, however, that:

(a)           the Borrower may not select any Interest Period with respect to any Advance that ends after (i) its next repayment date, unless the aggregate outstanding principal amount of Advances which have Interest Periods which end or are deemed to end after such repayment date will not exceed the aggregate amount of principal due hereunder and under the Notes on such date or (ii) the relevant Commitment Termination Date;

(b)           whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(c)           whenever the first day of any Interest Period occurs on a day in a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

(d)           any notice given by the Borrower selecting the duration of an Interest Period shall be irrevocable and, if the Borrower fails to select an Interest Period then, subject as provided herein, the Borrower shall be deemed to have selected an Interest Period of three (3) months; and

(e)           the Lender, in its sole and absolute discretion, is satisfied that deposits in Dollars for a period equal to such Interest Period will be available to the Lender in the London Interbank Market at the commencement of such Interest Period and, if the Lender is not so satisfied, such Interest Period shall be of such duration as the Lender and the Borrower shall agree (or, in the absence of such agreement, as the Lender shall specify).

“IPO” means an underwritten initial public offering registered under the Securities Act of 1933, as amended, of shares of common stock of the Borrower.

“ISM Code” means in relation to its application to each Guarantor, any relevant Approved Manager, each Vessel and its operation, the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization (“IMO”) as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)), as the same may be amended, supplemented or replaced from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the meanings specified in the ISM Code).

“ISPS Code” means in relation to its application to each Guarantor, any relevant Approved Manager, each Vessel and its operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

“Lender” has the meaning ascribed thereto in the recital hereof.

“Lender’s Account” means the account of the Lender maintained by the Lender with American Express Bank Limited, 3 World Financial Center, 23rd Floor, New York, New York 10285-2300, Account No. 000261123, SWIFT: AEIBUS33, or such other account as may from time to time be notified by the Lender to the Borrower.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

“Loan Documents” means this Agreement, the Master Agreement, the Notes and the Collateral Documents.

“Management Agreements” means any and all of the management agreements entered into or to be entered into by and between the Approved Manager and each Guarantor in respect of such Guarantor’s Vessel.

“Mandatory Cost Rate” means the percentage rate which represents the cost to the Lender, relative to the Advances, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Lender in accordance with the formula detailed in Schedule I hereto.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Master Agreement” means the Master Agreement (on the 1992 ISDA (Multicurrency-Cross Border) form as amended) dated as of the date hereof between the Borrower and the Lender pursuant to which the Borrower and the Lender may enter into one or more interest rate swap transactions to hedge the Borrower’ exposure under this Agreement to interest rate fluctuations, and includes all transactions from time to time entered into and confirmations from time to time exchanged under such Master Agreement, and any amending, supplementing or replacement agreements made from time to time.

“Master Agreement Security Deed” means the deed containing, among other things, a charge in respect of the Master Agreement made or to be made by the Borrower in favor of the Lender in substantially the form of Exhibit D (as amended from time to time in accordance with its terms).

“Material Adverse Effect” means, with respect to any Person, a material adverse effect upon (a) the condition (financial or otherwise), operations, assets or business of such Person and its Subsidiaries, taken as a whole, (b) the ability of such Person to perform any of its material obligations under any Loan Document to which it is a party, or (c) the material rights and remedies of the Lender under any Loan Document to which such Person is a party.

“Memorandum of Agreement” means, in relation to an Additional Vessel, a memorandum of agreement executed by the owner of such Vessel, as seller, and a Guarantor, as buyer, providing for the purchase by such Guarantor of such Vessel (as amended from time to time in accordance with its terms).

“Mortgage” means each of the first preferred mortgages made or to be made by a Guarantor in favor of the Lender in respect of a Vessel and in substantially the form of Exhibit E (as amended from time to time in accordance with its terms).

“Notes” means collectively, the Tranche A Note, the Tranche B Note and the Tranche C Note.

“Notice of Drawdown” has the meaning specified in Section 2.03(a).

“Obligors” means, collectively, the Borrower and the Guarantors, and “Obligor” means any of them as the context may require.

“Operating Account” means the account opened or to be opened in the name of the Borrower with the Lender (or such other account with any other branch of the Lender or with a bank or financial institution other than the Lender (whether associated with the Lender or not) substituted therefor pursuant to this Agreement) and shall include any time deposits, certificates of deposit or other similar investments made with funds standing to the credit of the Operating Account in accordance with the terms of the Account Charge.

“OSG” means Overseas Shipholding Group, Inc., a Delaware corporation.

“Other Taxes” has the meaning specified in Section 2.13(b).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Public Offering Documents” means the Borrower’s registration statement on Form F-1, as filed with the Securities Exchange Commission on September 21, 2005, and each other agreement or document executed in connection with the IPO (as amended from time to time).

“RBS LIBOR” means, the rate per annum at which deposits in Dollars in an amount approximately equal to the Advances (or any relevant portion thereof) are (or would have been) offered by the Lender to leading banks in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period for a period equal to such Interest Period and for delivery on the first Business Day thereof.

“Relevant Interest Rate” means TELERATE, or, where TELERATE is not quoted for such Interest Period or where TELERATE is not elected pursuant to
Section 2.06(d); RBS LIBOR.

“Relevant Percentage” shall mean, in relation to any Vessel that is sold or becomes the subject of an Event of Loss, a fraction (expressed as a percentage, rounded up to the nearest tenth of a percent) where (i) the numerator is the Fair Market Value of the Vessel sold or lost, and (ii) the denominator is the aggregate amount of the Fair Market Values of all Vessels (including the Vessel sold or lost) subject to a Mortgage immediately prior to such sale or loss, in each case determined on the basis of the most recent valuation delivered pursuant to Section 3.03(c)(iv) or Section 6.01(1).

“Securities and Exchange Commission” shall mean the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Taxes” has the meaning specified in Section 2.13(a).

“TELERATE” means, for any Interest Period:  the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, that Interest Period or other relevant period which appears on Telerate Page 3750 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period or other period (and, for the purposes of this Agreement, “Telerate Page 3750” means the display designated as “page 3750” on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars).

“Tranche” means any of Tranche A, Tranche B or Tranche C, as the context may require.

“Tranche A” has the meaning specified in Section 2.01(a).

“Tranche A Note” means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit B-1 hereto, evidencing the Tranche A Advance.

“Tranche B” has the meaning specified in Section 2.01(b).

“Tranche B Note” means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit B-2 hereto, evidencing the Tranche B Advances.

“Tranche C” has the meaning specified in Section 2.01(c).

“Tranche C Note” means the promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit B-3 hereto, evidencing the Tranche C Advances.

“Transaction” has the meaning ascribed thereto in the introductory paragraph of the Master Agreement.

“Vessels” means, collectively, the Initial Vessels and the Additional Vessels, and everything belonging to each such vessel, and, in the case of each Additional Vessel, to be purchased by a Guarantor, and registered by such Guarantor in its ownership under the laws and flag of the Republic of the Marshall Islands, and “Vessel” means any of them as the context may require.

SECTION 1.02.  Interpretation.  When used in this Agreement, (i) the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section”, “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified and (ii)whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

SECTION 1.03.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.04.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Commitment.  The Lender agrees, on the terms and conditions hereinafter set forth, to make available advances (each an “Advance”) to the Borrower from time to time on any Business Day during the period from the Availability Date until the relevant Commitment Termination Date (the “Commitment Period”) in an aggregate amount not to exceed at any time an aggregate principal amount of $401,000,000 in three (3) Tranches as follows:

(a)           Up to the principal amount of $236,000,000 (“Tranche A”), in one Advance; such Advance to be applied by the Borrower, together with the proceeds of the IPO, to assist the Initial Guarantors to finance up to 100% of the purchase price of the Initial Vessels;

(b)           Up to an aggregate principal amount of $15,000,000 (“Tranche B”), in one or more Advances, for working capital purposes; and

(c)           Up to an aggregate principal amount of $150,000,000 (“Tranche C”), in one or more Advances, whereof each such Advance shall be applied by the Borrower to assist a Guarantor to finance all or a portion of the purchase price of an Additional Vessel under the relevant Memorandum of Agreement, and shall be an amount which, together with all other Advances of the Commitment then outstanding, shall not exceed sixty-five percent (65%) of the aggregate amount of the Fair Market Values of all Vessels which would be subject to a Mortgage immediately after the making of such Advance (determined on the basis of the most recent valuation for each Vessel delivered pursuant to Section 3.03(c)(iv)).

Within the limits of the Commitment and the relevant Tranche of the Commitment, and of Section 2.02 hereof, the Borrower may borrow under Section 2.01(b) and (c), repay pursuant to Section 2.04 and reborrow under Section 2.01(b) and (c).

SECTION 2.02.  Additional Vessels.  Where the Borrower wishes to borrow an Advance of Tranche C in relation to the proposed purchase of a vessel by a Guarantor, the Borrower shall notify the Lender (i) the name of such vessel, (ii) the general description and deadweight tonnage (which shall not be less than 45,000 deadweight tons), (iii) the age of such vessel (which on the Final Payment Date would not be more than 15 years old), (iv) the identity of the current owner, (v) the identity of the Guarantor, (vi) the purchase price of such vessel paid or to be paid by such Guarantor, and (vii) such further information as the Lender may require.  If available, the Borrower shall also provide the Lender with a true and complete copy of the relevant Memorandum of Agreement or equivalent agreement for such vessel.  The Lender shall, as soon as reasonably practical, notify the Borrower of the Lender’s acceptance or rejection of such vessel for the purposes of an Advance of Tranche C, which acceptance or rejection shall be in the absolute discretion of the Lender, taking into account, among other things, (a) the employment of such vessel, (b) the ability of forecast earnings of such vessel being able to amortize the debt incurred with respect thereto for the period from the fifth anniversary of the date of the drawdown of the first Advance through the Final Payment Date, including the balloon, within an acceptable percentage of historical averages and (c) the Lender’s satisfaction in its sole discretion as to the Borrower’s ability to raise additional capital via the equity markets of an amount acceptable to the Lender.  In the absence of any acceptance of a vessel being notified, the Lender shall be under no obligation to make any Advance for such vessel.

SECTION 2.03.  Drawdown.  (a)  Each Advance shall be made on notice given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed Drawdown Date by the Borrower to the Lender; provided, however, that such notice with respect to the Tranche A Advance shall be made within one day after the execution of the underwriting agreement for the IPO.  Each such notice of drawdown (a “Notice of Drawdown”) shall be in writing, in substantially the form of Exhibit A hereto, specifying therein (i) the requested Drawdown Date, which shall be a Business Day during the Commitment Period, (ii) the relevant Tranche and the aggregate principal amount of the Advance thereof requested on such Drawdown Date, (iii) the duration of the initial Interest Period applicable to such Advance, and (iv) the recipients (including payment instructions) of the proceeds of such Advance.  Upon fulfillment of the applicable conditions set forth in Article III, the Lender will make such funds available to, or for the account of, the Borrower according to the payment instructions set forth in the Notice of Drawdown.  Each Advance shall be $5,000,000 ($1,000,000 in the case of Tranche B) or an integral multiple of $1,000,000 in excess thereof.  Anything in this subsection (a) above to the contrary notwithstanding, there may not be outstanding more than ten (10) separate Advances at any time.

(b)           Each Notice of Drawdown shall be irrevocable and binding on the Borrower.  The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the Drawdown Date specified in any Notice of Drawdown the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender on such Drawdown Date when such Advance, as a result of such failure, is not made on such date.

SECTION 2.04.  Repayment/Automatic Reduction of Commitment.  (a)  The Borrower shall repay the principal of Tranche A in twenty (20) consecutive quarterly installments commencing three months after the fifth anniversary of the date of the drawdown of the first Advance and ending of the Final Payment Date, each of such quarterly installments to be in the principal amount of $6,062,500 and the last such quarterly installment to be accompanied by a balloon payment of $114,750,000.

(b)           The Commitment to provide Tranche B Advances shall be reduced quarterly by $750,000 commencing three (3) months after the fifth anniversary of the Availability Date and ending on the Final Payment Date.

(c)           The Borrower shall repay the principal amount of any Tranche C Advance in such amounts and at such times as the parties shall agree.  The commitment to provide Tranche C Advances shall be reduced quarterly by $7,500,000 commencing three (3) months after the fifth anniversary of the Availability Date and ending on the Final Payment Date.

(d)           In addition to, and without limitation of, the provisions of Section 6.01(1), on (i) the date of any transfer of title of a Vessel by the relevant Guarantor, and (ii) the earlier of (A) the date which is one hundred fifty (150) days following an Event of Loss of a Vessel, and (B) the date of receipt by the relevant Guarantor, the Borrower or the Lender of the insurance proceeds relating to such Event of Loss, the Borrower shall repay the Advances in an amount equal to the Relevant Percentage of the Advances outstanding immediately prior to such sale or Event of Loss.

(e)           The Borrower may, upon not less than fourteen (14) days’ notice to the Lender identifying the Advance to be prepaid in whole or in part and stating the proposed date and aggregate principal amount of such prepayment (which notice shall be irrevocable), and if such notice is given the Borrower shall prepay the outstanding principal amount of such Advance, in whole or in part; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the aggregate outstanding principal amount of such Advance is less, such aggregate principal amount).

(f)           Anything contained in this Agreement to the contrary notwithstanding, all then outstanding Advances shall be repaid on the Final Payment Date.

(g)           With respect to each repayment of Advances required by this Section 2.04, the Borrower may designate the specific Advance or Advances pursuant to which a repayment is made, provided that all Advances with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Advances. In the absence of a designation by the Borrower as described in the preceding sentence, the Lender shall, subject to the preceding provisions of this subsection (g), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 8.04(b) hereof.

(h)           Each such repayment of any Advance or relevant part thereof shall be accompanied by accrued interest to the date of such prepayment on the principal amount so repaid plus any amount payable pursuant to Section 8.04(b) hereof.

SECTION 2.05.  Voluntary Reduction of Commitment.  The Borrower may, upon not less than five (5) Business Days’ notice to the Lender, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each partial reduction of the Commitment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of not less than $1,000,000 in excess thereof.

SECTION 2.06.  Interest.  (a)  Ordinary Interest.  Subject to subsection (c) of this Section 2.06, the Borrower shall pay interest on the aggregate unpaid principal amount of each Advance from the relevant Drawdown Date until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the Relevant Interest Rate for such Interest Period plus (ii) the Applicable Margin plus (iii) the Mandatory Cost Rate in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three (3) months, on each day that occurs during such Interest Period every three (3) months from the first day of such Interest Period.

(b)           Default Interest.  The Borrower shall pay on demand interest on the unpaid principal amount of each Advance and on the unpaid amount of all interest, fees and other amounts then due and payable hereunder that is not paid when due from the due date thereof to the date paid, in the case of Advances and interest thereon, at a rate per annum equal at such time to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above, or, in the case of unpaid fees and/or other amounts, at a rate per annum equal at such time to two percent (2%) per annum above the rate per annum required to be paid pursuant to clause (a) above on the most recent Advance made under this Agreement.

(c)           Interest Upon Default.  Upon the occurrence and during the continuance of any Event of Default (or, in the case of any involuntary proceeding described in Section 7.01(f), a Default), the Borrower shall pay interest on the aggregate unpaid principal amount of each Advance from the date of the occurrence of such Event of Default or Default, as the case may be, until such Event of Default or Default, as the case may be, shall have been cured or waived, at a rate per annum equal to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above.

(d)           Interest Rate when Transactions under Master Agreement.  If a Transaction is to be entered into under the Master Agreement, the Relevant Interest Rate for each Interest Period applicable to any Advance the subject of the Transaction (commencing with the first Interest Period relating to such Transaction) shall be TELERATE unless the Borrower, by giving written notice (which shall be irrevocable) to the Lender not later than 11.00 A.M. (New York City time) three Business Days before the commencement of such first Interest Period, elects that the Relevant Interest Rate shall be RBS LIBOR rather than TELERATE.

SECTION 2.07.  Interest Rate Determination.  The Lender shall give prompt notice to the Borrower of the applicable interest rate determined by the Lender for purposes of Section 2.06(a).

SECTION 2.08.  Fees.  (a)  The Borrower agrees to pay to the Lender a non-refundable arrangement fee of $1,500,000, of which $50,000 has been paid and $1,450,000 shall be payable on the date of the funding of the IPO.

(b)           The Borrower agrees to pay to the Lender a commitment fee on the unused portion of the Lender’s Commitment from October 1, 2005 until the relevant Commitment Termination Date in the case of each of the Tranches, calculated on a 360 day year basis, at a rate per annum equal to fifteen hundredths of one percent (0.15%) for the period from October 1, 2005 until October 30, 2005 and at the rate per annum of three tenths of one percent (0.30%) thereafter, payable quarterly in arrears, commencing December 31, 2005.

SECTION 2.09.  Master Agreement.  (a)  If for any reason any proposed Advance is not drawn down under this Agreement but nonetheless a Transaction has been entered into under the Master Agreement in relation thereto then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any Person the Lender in its absolute -discretion decides, and in the event of the Lender exercising any part of its entitlement aforesaid the Borrower’s continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the repayment and reduction schedules for the Commitment taking into account the fact that such Advance has not been advanced.

(b)           In the case of repayment of all or part of any Advance under this Agreement or a reduction of the Commitment (whether scheduled or not) then, subject to Section 2.09(c), the Lender shall be entitled but not obliged to amend, supplement, cancel, net out, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement which equate or relate to the Advance so repaid or prepaid or the part of the Commitment so reduced and/or to obtain or reestablish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides, and in the case of such repayment or a partial prepayment or repayment of part of the Commitment and the Lender exercising any part of its entitlement as aforesaid the Borrower’s continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers it practicable by reference to the repayment and reduction schedules (as it may be amended) for the Commitment taking account of the fact that more or less than the originally scheduled amount of the Commitment remains outstanding.

(c)           If either (i) less than the full amount of any proposed Advance is drawn down under this Agreement, or (ii) more or less than the originally scheduled amount of the Commitment remains outstanding following a repayment or a reduction of the Commitment under this Agreement, and the Lender in its absolute discretion agrees, following a written request of the Borrower, that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of an Advance, the Borrower shall within ten (10) days of being notified by the Lender of such requirement provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender acting reasonably be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation, and be entered into between such parties, as the Lender in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document (as defined in Section 14 of the Master Agreement).

(d)           The Borrower shall on the first written demand of the Lender indemnify the Lender in respect of all loss, cost and expense (including the fees of legal advisers) incurred or sustained by the Lender as a consequence of or in relation to the effecting of any matters or transactions referred to in this Section 2.09.

(e)           Without prejudice to or limitation of the obligation of the Borrower under Section 2.09(d), in the event that the Lender exercises any of its rights under Section 2.09(a) or (b) and such exercise results in all or part of a Transaction being terminated, such termination shall be treated under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Agreement) effected by the Lender after an Event of Default by the Borrower and, accordingly, the Lender shall be permitted to recover from the Borrower payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of the Master Agreement.

SECTION 2.10.  Increased Costs.  (a)  If, due to either (i) the introduction of or any change (other than any change in the Mandatory Cost Rate) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), there shall be (x) imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, the Lender or (y) imposed on the Lender any other condition relating to this Agreement or the Advances, and the result of any event referred to in clause (x) or (y) shall be to increase the cost to the Lender of agreeing to make or making, funding or maintaining the Advances, then the Lender will so notify the Borrower in sufficient detail for the Borrower to verify such increased cost and the Borrower shall, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that, before making any such demand, the Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for monitoring the Advances if the making of such a designation would avoid the need for, or reduce the, amount of, such increased cost and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.  A certificate as to the amount of such increased cost, submitted to the Borrower by the Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)           If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law), in any case in which such law, regulation, guideline or request became effective or was made after the date hereof, has or would have the effect of reducing the rate of return on the capital of, or maintained by, the Lender or any corporation controlling the Lender as a consequence of the Lender’s Commitment or the Advances hereunder and other commitments of this type, by increasing the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender, to a level below that which the Lender or any corporation controlling the Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into account the Lender’s or such corporation’s policies with respect to capital adequacy) then the Lender will so notify the Borrower in sufficient detail for the Borrower to verify such reduction in return and the Borrower shall pay the Lender, upon demand by the Lender, such additional amount as may be specified by the Lender as being sufficient to compensate the Lender for such reduction in return, to the extent that the Lender reasonably determines such reduction to be attributable to the existence of the Lender’s commitment to lend hereunder; provided however, that before making such demand, the Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to enter into consultations with the Borrower in good faith and without prejudice to the rights of the Lender under this Agreement and the other Loan Documents with regard to the impact of such law, regulation, guideline or request and the amount of compensation required by the Lender as aforesaid.  A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11.  Illegality.  Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make the Advances or to fund or maintain the Advances or any portion thereof hereunder, then, upon written notice by the Lender to the Borrower, the Lender and the Borrower shall negotiate in good faith to agree on terms for the Lender to continue the Advances or any portion thereof on a basis which is not unlawful.  If no agreement shall be reached between the Borrower and the Lender within a period which in the sole discretion of the Lender is reasonable, the Lender shall be entitled to give notice to the Borrower that the obligation of the Lender to make or maintain the Advances or any portion thereof shall be forthwith terminated and the amount of the Lender’s Commitment shall be reduced accordingly, and thereupon the aggregate outstanding principal amount of the Advances or any relevant portion thereof shall become due and payable in full, together with accrued interest thereon and other sums payable hereunder, and such amounts as the Borrower shall be obligated to reimburse the Lender pursuant to Section 8.04(b) if earlier prepayment is required by any law, regulation and/or regulatory requirement; provided, however, that, before making any such demand, the Lender shall designate a different lending office for monitoring the Advances if the making of such a designation would avoid the need for giving such notice and demand and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

SECTION 2.12.  Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Lender at the Lender’s Account in same day funds.  Partial payments of overdue amounts in respect of fees, expenses, interest and/or principal shall (unless specifically provided for elsewhere herein or in any other Loan Document) be applied to the payment of such overdue fees, expenses, interest and/or principal, as the case may be, in such order as the Lender may determine.

(b)           The Borrower hereby authorizes the Lender, if and to the extent payment of principal, interest or fees owed to the Lender is not made when due hereunder or under any of the Notes held by the Lender, to charge from time to time against any or all of the accounts of the Borrower with the Lender any amount so due.

(c)           All computations of interest shall be made by the Lender, on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)           Whenever any payment hereunder or under any of the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of the Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

SECTION 2.13.  Taxes.  (a)  All payments by the Borrower of principal of, and interest on, the Advances, the Notes and all other amounts payable by the Borrower hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income or franchise taxes and other taxes, fees, levies, duties, withholdings or other charges of any nature whatsoever now or hereafter imposed, withheld, collected or assessed by any taxing authority, but excluding (such non-excluded items being called “Taxes”), in the case of the Lender, (i) net income, capital, doing business and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender’s lending office with respect to this Agreement is located, as the case may be, or any political subdivision or taxing authority thereof or therein and (ii) any taxes, fees, levies, duties, withholdings or other charges that would not have been imposed but for the failure of the Lender to comply with any certification, identification or other similar requirement with which the Lender is in its reasonable judgment eligible to comply to establish entitlement to exemption from such tax.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the Notes to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Lender shall designate a different lending office for monitoring the Advances if, in the judgment of the Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Lender and would not, in the judgment of the Lender, be otherwise disadvantageous to the Lender.

(b)          In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any of the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Notes or any of the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)          The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within forty-five (45) days from the date the Lender makes written demand therefor.

(d)          Within thirty (30) days (or as soon thereafter as available) after the date of any payment of Taxes under this Section 2.13, the Borrower will furnish to the Lender, at its address referred to in Section 8.02, appropriate evidence of payment thereof.

(e)          The Lender shall, on or prior to the Availability Date and from time to time thereafter if requested in writing by the Borrower (but only so long as the Lender is and remains lawfully able to do so), provide the Borrower with two duly completed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Lender is entitled to benefits under an income tax treaty to which the United States of America is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States of America.

(f)           For any period with respect to which the Lender has failed to provide the Borrower with the appropriate forms described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which the Lender was originally required to provide such forms, or if such forms are otherwise not required under subsection (e) above), the Lender shall not be entitled to increased payments or indemnification under subsection (a) or (c) above with respect to Taxes imposed by the United States of America; provided, however, that should the Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes if, in the judgment of the Borrower, such steps would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Lender and would not, in the judgment of the Borrower, be disadvantageous to the Borrower.

(g)          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to First Notice of Drawdown.  The obligation of the Lender to make any Advance is subject to the conditions precedent that, on or before the giving of the first Notice of Drawdown for any Advance, the Lender shall have received, in form and substance satisfactory to the Lender (unless otherwise specified):

(a)          certified copies of the resolutions of the board of directors of the Borrower and the board of directors and shareholders of each of the Initial Guarantors approving each Loan Document and each other document contemplated thereby to which such corporation is or is to be a party, and of all documents evidencing other necessary corporate action by, and governmental approvals relating to, each Obligor, if any, with respect to such Loan Documents and other documents to which it is or is to be a party;

(b)          certificates of an officer of the Borrower and of each of the Initial Guarantors certifying the names and true signatures of the respective officers and attorneys-in-fact of each thereof authorized to sign each Loan Document and each other document contemplated thereby to which it is or is to be a party;

(c)          copies of the articles of incorporation and by-laws of the Borrower and of each of the Initial Guarantors and each amendment thereto, certified (as of a date reasonably near the first Drawdown Date) by an officer of the Borrower or such Initial Guarantor, as the case may be, as being true and correct copies thereof;

(d)          copies of certificates of goodstanding of the Borrower and of each of the Initial Guarantors dated as of a date reasonably near the first Drawdown Date, certifying, in each case, that such corporation is duly organized and in good standing under the laws of the Republic of the Marshall Islands;

(e)          evidence that the Borrower has duly opened the Operating Account and has delivered to the Lender all resolutions, signature cards and other documents or evidence required in connection with the opening, maintenance and operation of the Operating Account;

(f)           the Master Agreement, duly executed by the Borrower and the Lender;

(g)          the Master Agreement Security Deed, duly executed by the Borrower;

(h)          copies of each of the Management Agreements and each of the Charters covering the Initial Vessels, as well as copies of each of the Charter Hire Guarantees relating to such Charters;

(i)           valuations (one per Vessel), addressed to the Lender (at the expense of the Borrower) by an Approved Broker indicating the Fair Market Value of each of the Initial Vessels;

(j)           a written confirmation from the Borrower as to which individuals are authorized to give verbal and/or written instructions to the Lender on behalf of the Borrower in respect of the selection of any Interest Period pursuant to this Agreement;

(k)          a satisfactory review by the Lender’s counsel of the equity structure of the Borrower, including confirmation that the rights of the equity holders of the Borrower shall be legally or effectively subordinated to the right of the Lender to payment of any and all amounts due to the Lender under this Agreement, under the Notes and under the Loan Documents; and

(l)           such documents and evidence as the Lender shall reasonably require, based on applicable law and regulations and the Lender’s own internal guidelines, relating to the Lender’s knowledge of its customers.

SECTION 3.02.  Conditions Precedent to the First Advance.  The obligation of the Lender to make the first Advance (which shall be the Advance specified in Section 2.01(a)) is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date:

(a)          the Lender shall have received, in form and substance satisfactory to the Lender, evidence that the IPO has been consummated in all material respects in accordance with the Public Offering Documents and all applicable law, all of which Public Offering Documents shall be in form and substance reasonably satisfactory to the Lender, and the Borrower shall have received net proceeds (after deducting costs and expenses) from the IPO which, when added to the Tranche A Advance, shall enable the Initial Guarantors both to purchase the Initial Vessels in full and to comply with Section 6.01(1)(i).

(b)          The Lender shall have received each of the Notes duly executed by the Borrower to the order of the Lender;

(c)          the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

(i)  the Account Charge relating to the Operating Account, duly executed by the Borrower;

(ii)  a Mortgage relating to each Initial Vessel, duly executed by the relevant Initial Guarantor;

(iii)  an Assignment of Earnings relating to each Initial Vessel, duly executed by the relevant Initial Guarantor, together with a consent from each Charterer subordinating its respective claims against each Initial Vessel to that of the Lender;

(iv)  an Assignment of Insurances relating to each Initial Vessel, duly executed by the relevant Initial Guarantor, together with a signed Notice of Assignment, substantially in the form attached thereto;

(v)  a Charter Hire Guarantee Assignment relating to each Charter Hire Guarantee, duly executed by the relevant Initial Guarantor, together, in each instance, with the relevant Consent of OSG;

(vi)  an Approved Manager’s Undertaking relating to each Initial Vessel, duly executed by the Approved Manager of such Initial Vessel;

(vii)  evidence of insurance in respect of each of the Initial Vessels naming the Lender as loss payee and, if required by the Lender, as co-assured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is required pursuant to the relevant Mortgages;

(viii)  a favorable opinion from an independent insurance consultant acceptable to the Lender and at the cost of the Borrower on such matters relating to the insurances for each of the Initial Vessels as the Lender may require;

(ix)  a Certificate of Ownership and Encumbrance issued by the Maritime Administrator for the Marshall Islands stating that each of the Initial Vessels is owned by the relevant Initial Guarantor and that there are on record no Liens on such Initial Vessel except the relevant Mortgage;

(x)  evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the first Advance that the Lender may deem necessary or desirable in order to perfect and protect the Liens created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the relevant Initial Guarantor and/or any Collateral may be located);

(xi)  certificates duly issued by the Classification Society, dated within seven (7) days of the relevant Drawdown Date, to the effect that each of the Initial Vessels has received the highest classification and rating for vessels of the same age and type, free of all recommendations of the Classification Society affecting class unless otherwise agreed by the Lender;

(xii)  evidence that each of the Initial Vessels will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with copies of the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in respect of such Initial Vessel;

(xiii)  such other certificates relating any of the Initial Vessels, or the operation thereof, as may be reasonably requested by the Lender;

(xiv)  a favorable opinion of James Edelson, Esq., counsel for the Obligors, in respect of the Loan Documents executed in connection with the making of the first Advance and as to such other matters as the Lender may reasonably request addressed to the Lender in form and substance satisfactory to the Lender; and

(xv)  a favorable opinion of Seward & Kissel LLP, counsel for the Lender, addressed to the Lender and in form and substance satisfactory to the Lender.

SECTION 3.03.  Conditions Precedent to Each Advance for Additional Vessels.  The obligation of the Lender to make an Advance of Tranche C in relation to any Additional Vessel is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date (for purposes of this Section 3.03, “relevant Advance” means, in relation to an Additional Vessel, the Advance to be used to assist in financing such Vessel, “relevant Vessel” refers to the Additional Vessel to be financed by the relevant Advance, and “relevant Guarantor” refers to the Additional Guarantor acquiring the relevant Vessel):

(a)          the amount of the relevant Advance shall not exceed the purchase price of the relevant Vessel under the Memorandum of Agreement for such Vessel;

(b)          the amount of the relevant Advance shall not exceed the amount permitted for such Advance under Section 2.01(c);

(c)          the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

(i)  a Credit Agreement Supplement duly executed by such Additional Guarantor;

(ii)  documentation respecting such Additional Guarantor specified mutatis mutandis in Section 3.01(a), (b),(c) and (d);

(iii)  a copy of the Memorandum of Agreement or such equivalent agreement (together with all amendments and addenda thereto) for such Additional Vessel, duly executed by the relevant Guarantor and the relevant seller, together with evidence of any address or similar commission arrangements, all of which shall be on terms acceptable to the Lender (certified by an officer of the relevant Guarantor to be a true, correct and complete copy thereof);

(iv)  valuations (one per Vessel), each dated not more than twenty one (21) days prior to the date of such Advance, addressed to the Lender (at the expense of the Borrower) by one of the Approved Brokers (subject to the right of the Borrower to select an additional Approved Broker valuation as more fully set out in the definition of Fair Market Value) indicating the Fair Market Value of each of the Vessels, including the relevant Vessel, mortgaged to the Lender;

(v)  such evidence as the Lender and its counsel shall require in relation to the due authorization and execution by the relevant seller of the Memorandum of Agreement or such equivalent agreement relating to the relevant Vessel and all documents to be executed by the relevant seller pursuant thereto;

(vi)  evidence that (A) the relevant Vessel has been or will be unconditionally delivered by the relevant seller to the relevant Guarantor in accordance with all the terms of the relevant Memorandum of Agreement or such equivalent agreement, warranted free and clear of all Liens, (B) the relevant seller shall or will have been paid in full under the terms of the relevant Memorandum of Agreement or such equivalent agreement; and (C) the relevant Vessel has been or will be duly registered in the ownership of the relevant Guarantor under the laws and flag of the Republic of the Marshall Islands or another flag acceptable to the Lender;

(vii)  evidence that the relevant Guarantor has entered into a Management Agreement with the Approved Manager covering the relevant Vessel;

(viii)  a Mortgage relating to the relevant Vessel, duly executed by the relevant Guarantor;

                              (ix)  an Assignment of Earnings relating to the relevant Vessel, duly executed by the relevant Guarantor;

                              (x)  an Assignment of Insurances relating to the relevant Vessel, duly executed by the relevant Guarantor, together with a signed Notice of Assignment, substantially in the form attached thereto;

                              (xi)  an Approved Manager’s Undertaking relating to the relevant Vessel, duly executed by the Approved Manager of the relevant Vessel;

(xii)  evidence of insurance in respect of the relevant Vessel naming the Lender as loss payee and, if required by the Lender, as co-assured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is required pursuant to the relevant Mortgage;

(xiii)  a favorable opinion from an independent insurance consultant acceptable to the Lender and at the cost of the Borrower on such matters relating to the insurances for the relevant Vessel as the Lender may require;

(xiv)  a Certificate of Ownership and Encumbrance issued by the maritime administrator for the Marshall Islands or other relevant jurisdiction stating that the relevant Vessel is owned by the relevant Guarantor and that there are on record no Liens on such Vessel except the relevant Mortgage;

(xv)  evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents executed in connection with the making of the relevant Advance that the Lender may deem necessary or desirable in order to perfect and protect the Liens created thereby, including under the Uniform Commercial Code of New York (or such other jurisdiction where the relevant Guarantor and/or any Collateral may be located);

(xvi)  a certificate duly issued by the Classification Society, dated within seven (7) days of the relevant Drawdown Date, to the effect that the relevant Vessel has received the highest classification and rating for vessels of the same age and type, free of all recommendations of the Classification Society affecting class unless otherwise agreed by the Lender;

(xvii)  evidence that the relevant Vessel will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with copies of the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in respect of the relevant Vessel;

(xviii)  such other certificates relating to the relevant Vessel, or the operation thereof, as may be reasonably requested by the Lender;

(xix)  a favorable opinion of counsel for the Obligors, in respect of the Loan Documents executed in connection with the advance of the relevant Advance and as to such other matters as the Lender may reasonably request addressed to the Lender in form and substance satisfactory to the Lender; and

(xx)  a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Lender, addressed to the Lender and in form and substance satisfactory to the Lender.

SECTION 3.04.  Conditions Precedent to Each Advance.  The obligation of the Lender to make each Advance, including the first Advance on the first Drawdown Date, is subject to the following conditions precedent having been satisfied (or waived in writing by the Lender) on or prior to the relevant Drawdown Date:

(a)          the Lender shall have received a Notice Drawdown as required by Section 2.03(a);

(b)         the Borrower shall have paid the fees due pursuant to Section 2.08 and any other fees payable pursuant hereto;

(c)          immediately after the making of the relevant Advance, (i) the aggregate outstanding principal amount of the Advances of each Tranche will not exceed the maximum amount available under such Tranche, and (ii) the aggregate outstanding principal amount of all Advances will not exceed the Commitment;

(d)         evidence that, if the test set out in Section 6.01(1)(i) were applied immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or repay part of the Advances as therein provided (determined on the basis of the most recent valuation for each Vessel delivered pursuant to Section 3.03(c)(iv) or Section 6.01(1)(ii), as the case may be);

(e)          immediately after the making of the relevant Advance, no Default or Event of Default shall have occurred and be continuing;

(f)          the representations and warranties of the Obligors contained in this Agreement shall be true mutatis mutandis on and as of the date of the relevant Advance, unless such representation or warranty shall expressly relate to a different date;

(g)         the Lender shall have received on or before the relevant Drawdown Date the following, each dated as of such Drawdown Date (unless otherwise specified), in form and substance satisfactory to the Lender (unless otherwise specified):

  (i)  certificates of an officer of the Borrower and of each of the Initial Guarantors and of any Additional Guarantor which has theretofor acquired, or is on the date of such Advance acquiring, an Additional Vessel, each dated as of the relevant Drawdown Date (the statements made in such certificate shall be true on and as of such Drawdown Date), certifying as to (A) the absence of any amendments to such Obligor’s articles of incorporation and by-laws as certified to the Lender pursuant to Sections 3.01(c) or 3.03(c)(ii) above, (B) the due incorporation and good standing of such Obligor as a corporation organized under the laws of the Republic of the Marshall Islands or another jurisdiction acceptable to the Lender and the absence of any proceeding for the dissolution or liquidation of such Obligor, (C) the veracity of the representations and warranties of such Obligor contained in this Agreement mutatis mutandis on and as of the date of the relevant Advance, unless such representation or warranty shall expressly relate to a different date, and (D) the absence of any event occurring and continuing or resulting from the making of the relevant Advance that constitutes a Default;

 (ii)  the original of any power of attorney issued in favor of any Person executing any Loan Document (or any other document delivered pursuant to a Loan Document) on behalf of any Obligor in relation to the relevant Advance;

(iii)  true and complete copies of any governmental or regulatory consents, filings, registrations, approvals and waivers required in connection with the execution, delivery and performance of (A) each Loan Document executed in relation to the relevant Advance, and (B) the consummation of the transactions contemplated thereby;

(iv)  if applicable, the relevant confirmation exchanged under the Master Agreement and which evidences a Transaction entered into between the Borrower and the Lender in connection with the relevant Advance, and any mandates required in connection therewith; and

 (v)  such opinions, consents, agreements and documents in connection with this Agreement, the Master Agreement and the Collateral Documents as the Lender may reasonably request by notice to the Borrower prior to the relevant Drawdown Date.

(h)          to the extent required by any change in applicable law and regulation or any changes in the Lender’s own internal guidelines since the date on which the applicable documents and evidence were delivered to the Lender pursuant to Section 3.01(1), such further documents and evidence as the Lender shall require relating to the Lender’s knowledge of its customers.

The making of each Advance hereunder shall be deemed to be a representation and warranty by the Obligors on the date of such Advance as to the facts specified in clauses (c), (d), (e) and (f) of this Section 3.04.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties.  Each of the Obligors, jointly and severally, represents and warrants as follows:

(a)          Existence and Power.  Each Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)          Authorization; No Violation.  The execution, delivery and performance by each Obligor of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of other transactions contemplated thereby, are within such Obligor’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Obligor’s articles of incorporation or bylaws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Obligor or any of its properties, or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Obligor.  None of the Obligors is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument.

(c)          Governmental Consents, Etc.  Except for the recording of the Mortgages and filing of proper financing statements in respect of the Assignments of Earnings and the Charter Hire Guarantee Assignments specified in Section 4.01(s), no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other consent or approval of any other Person is required for (i) the due execution, delivery and performance by any Obligor of this Agreement, any of the Notes or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated thereby, (ii) the grant by any Obligor of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof), or (iv) subject to filing with the appropriate court of all documents required to commence and maintain litigation, the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(d)          Binding Effect.  This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Obligor party thereto.  This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligations of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

(e)          Compliance with Laws.  Each Obligor is in compliance with all applicable statutes, regulations and laws, including, without limitation, all Environmental Laws, the noncompliance with which, in the reasonable opinion of the Lender, would have a Material Adverse Effect on such Obligor.

(f)           Financial Information; Other Obligations.  The pro forma consolidated balance sheet of the Borrower and its Subsidiaries set forth in the aforereferenced Borrower’s registration statement on Form F-1, a copy of which has been delivered to the Lender by the Borrower, fairly presents, in all material respects, the financial condition of the Borrower and its Subsidiaries taken as a whole as at such date.  None of the Obligors has engaged in any business other than that contemplated by this Agreement.  None of the Obligors is a party to any other loan or security agreement and none has filed or permitted to be filed any financing statement, mortgage, pledge or charge with respect to any assets owned by it and, as of the date hereof, there is (except as aforesaid) no Lien of any kind on any of the properties or assets of any of the Obligors.

(g)          No litigation.  There is no pending, or (to the best knowledge of any Obligor) threatened action, proceeding, governmental investigation or arbitration affecting any Obligor or any of its properties before any court, governmental agency or arbitrator which may affect the legality, validity or enforceability of this Agreement, any of the Notes or any other Loan Document, or the consummation of the transactions contemplated hereby or thereby.

(h)          Margin Stock.  None of the Obligors is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(i)           ERISA.  None of the Obligors has ever established or maintained any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

(j)           Not “Investment Company”.  None of the Obligors is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(k)          Subsidiaries.  None of the Guarantors has any direct or indirect Subsidiaries.

(l)           Not “National”.  None of the Obligors is a “national” of any “designated foreign country”, within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

(m)         No Restriction.  Neither the making or any Advance nor the use of the proceeds thereof nor the performance by the Obligors of this Agreement violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

(n)          Ownership of Obligors.  All of the issued and outstanding shares of each of the Initial Guarantors is, and of each Additional Guarantor shall be, directly owned and controlled by the Borrower.

(o)          Solvency.  Each of the Obligors is, individually, and the Borrower and its Subsidiaries are, together, Solvent.

(p)          Use of Proceeds.  The Borrower is using the proceeds of the Advances solely for the purposes set forth in the Preliminary Statement hereof.

(q)          Place of Business.  None of the Obligors has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America.

(r)           Veracity of Statements.  No representation, warranty or statement made or certificate, document or financial statement provided by any of the Obligors in or pursuant to this Agreement, any of the Notes or any other Loan Document, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein, in light of the circumstances under which such representation, warranty or statement was made, not misleading.

(s)          Collateral Documents.  The provisions of each of the Collateral Documents create, or when delivered will create, in favor of the Lender, (i) in the case of the Mortgages, a valid first “preferred mortgage” within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended, on the Vessels in favor of the Lender, subject to the recording of the Mortgages as described in the following sentence, and (ii) in the case of the Assignments of Earnings, the Assignments of Insurances and the Charter Hire Guarantee Assignments, a valid, binding and executed and enforceable security interest and Lien in all right, title and interest in the Collateral therein described, and shall constitute a fully perfected first priority security interest in favor of the Lender in all right, title and interest in such Collateral, subject to no other Liens and subject in the case of (A) the Assignments of Earnings and the Charter Hire Guarantee Assignments, to notice being given to account parties and to filing proper financing statements in the District of Columbia, and (B) the Assignments of Insurances, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require.  Upon execution and delivery by the relevant Guarantor and recording in accordance with the laws of the Republic of the Marshall Islands, each of the Mortgages will be a first “preferred mortgage” within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a “preferred mortgage” under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Mortgages or in the mortgaged property therein described.

(t)           No Money Laundering.  Without prejudice to the generality of the foregoing provisions of this Section 4.01, in relation to the borrowing by the Borrower of the Advances, the performance and discharge of its obligations under this Agreement and the other Loan Documents and the transactions and other arrangements affected or contemplated by this Agreement and the other Loan Documents, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

ARTICLE V

GUARANTEE

SECTION 5.01.  Guarantee.  In order to induce the Lender to make Advances to the Borrower, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement, under any of the Notes and under any other Loan Document, whether for principal, interest, fees, expenses or otherwise (collectively the “Guaranteed Obligations”) due or owing to the Lender, and agrees to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guarantee.  Each of the Guarantors hereby unconditionally and irrevocably agrees to indemnify the Lender immediately on demand against any cost, loss or liability suffered by the Lender (i) if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal, or (ii) by operation of law.  The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.  The obligations of the Guarantors under this Article V are in addition to and shall not in any way be prejudiced by any other guarantee or security now or subsequently held by the Lender.

SECTION 5.02.  Obligations Absolute.  Each of the Guarantors guarantees that the Guaranteed Obligations will be performed and paid to the Lender strictly in accordance with the terms of any applicable agreement, express or implied, with the Borrower, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Lender with respect thereto, including, without limitation, any law, rule or policy which is now or hereafter promulgated by any governmental authority (including, without limitation, any central bank) or regulatory body any of which may adversely affect the Borrower’s ability or obligation to make, or right of the Lender to receive, such payments, including, without limitation, any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

SECTION 5.03.  Guarantee Unconditional.  The liability of each Guarantor under this Guarantee shall be unconditional irrespective of (i) any amendment or waiver or consent to departure from the terms of any Guaranteed Obligation, including any extension of the time or change of the manner or place of payment, (ii) any exchange, release, or non-perfection of any collateral securing payment of any Guaranteed Obligation, (iii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any of the Guaranteed Obligations, (iv) the existence of any claim, set-off or other rights which any of the Guarantors may have at any time against the Borrower, the Lender or any other corporation or person, whether in connection herewith or any unrelated transactions, and (v) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower.

SECTION 5.04.  Waiver of Subrogation; Contribution.  Notwithstanding any other provision of this Guarantee, until payment in full of the Guaranteed Obligations in cash after termination of any of the Lender’s commitments with respect thereto, (i) each of the Guarantors hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which the Lender have against the Borrower in respect of the Guaranteed Obligations, (ii) none of the Guarantors shall have any right of recourse, reimbursement, contribution, indemnification, or similar right (by contract or otherwise) against the Borrower in respect of the Guaranteed Obligations, and (iii) each of the Guarantors hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to the Lender to secure payment of the Guaranteed Obligations.

SECTION 5.05.  Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender.

SECTION 5.06.  Waiver.  Each of the Guarantors waives promptness, diligence, notice of acceptance, presentment, demand, protest and notice of dishonor with respect to any Guaranteed Obligation and this Guarantee and any requirement that the Lender exhaust any right or take any action against the Borrower or any other entity or any Collateral.

SECTION 5.07.  Payments; No Reductions.  (a)  All payments under this Guarantee shall be made in accordance with Section 2.12 of this Agreement (concerning payments) free and clear of and without deduction for any and all present or future Taxes.  If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  In addition, each of the Guarantors agrees to pay any Other Taxes which arise from any payment made hereunder or from the execution, delivery or registration by the Guarantors of, or otherwise with respect to, this Agreement.  Each of the Guarantors will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Lender and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within forty-five (45) days from the date the Lender makes written demand therefor.  Within thirty (30) days after the date of any payment of Taxes the Guarantors will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.  If no Taxes are payable in respect of any payment, the Guarantors will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the Guarantors contained in this Section shall survive the payment in full of the Guaranteed Obligations and principal and interest hereunder and any termination or revocation of this Guarantee.

SECTION 5.08.  Set-Off.  If any of the Guarantors shall fail to pay any of its obligations hereunder when the same shall become due and payable, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the Guarantor’s credit or account against any and all of the Guaranteed Obligations, whether or not the Lender shall have made any demand under this Guarantee.  The Lender agrees promptly to notify the relevant Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this paragraph are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 5.09.  Continuing Guarantee.  This Guarantee is a continuing guarantee, is joint and several with any other guarantee given in respect of the Guaranteed Obligations, and shall remain in full force and effect until the later of the termination of any commitment of the Lender under this Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and shall be binding upon each of the Guarantors, and their respective successors and permitted assigns.  The obligations of each of the Guarantors under this Guarantee shall rank pari passu with all other unsecured obligations of such Guarantor.

SECTION 5.10.  Right of Contribution.  At any time a payment in respect of the Guaranteed Obligations is made under this Guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guarantee.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 5.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations under this Guarantee.  As used in this Section 5.10:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Relevant Net Worth (as defined below) of such Guarantor by (y) the aggregate Relevant Net Worth of all Guarantors; (ii) the “Relevant Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guarantee) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 5.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Lender.

SECTION 5.11.  Limitation of Liability.  Each Guarantor and the Lender hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, each Guarantor and the Lender hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

ARTICLE VI

COVENANTS OF THE BORROWER

SECTION 6.01.  Affirmative Covenants.  So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Obligors shall:

(a)          Compliance with Laws, Etc.  Comply with all applicable laws, rules, regulations and orders, including Environmental Laws, the ISM Code and the ISPS Code in all material respects.

(b)          Compliance with Agreements.  Comply with, observe and perform all of the terms, covenants and provisions of the Loan Documents to which it is a party.

(c)           Preservation of Corporate Existence, Etc.  Preserve and maintain its corporate existence, as well as its material rights and franchises.

(d)           Visitation Rights.  Permit at any reasonable time and from time to time, upon reasonable prior notice, the Lender or its representatives, at the Lender’s risk and cost, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and to discuss the affairs, finances and accounts of such Obligor with any of its officers or representatives and with its independent certified public accountants.

(e)           Keeping of Books.  Keep, and cause to be kept, proper books of record and account, in which full and correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of such Obligor to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

(f)           Maintenance of Properties, Etc.  Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(g)          Approvals and Other Consents.  Obtain all such governmental licenses, authorizations, consents, permits and approvals as are required, by applicable law or otherwise, for such Obligor to perform its obligations under this Agreement and all other Loan Documents, as well as all such governmental licenses, authorizations, consents, permits and approvals as are required by applicable law or otherwise, and which, in the reasonable opinion of the Lender, are material for the operation of the Vessels.

(h)          Reporting Requirements.  Furnish, or cause to be furnished, to the Lender:

   (i)  as soon as available and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Borrower and its Subsidiaries, as well as of OSG and its Subsidiaries, the consolidated balance sheets of the Borrower and its Subsidiaries and OSG and its Subsidiaries, both as of the end of such year, and the related consolidated statements of profit and loss and changes in financial position of the Borrower and its Subsidiaries and OSG and its Subsidiaries for the fiscal year then ended, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and in each case certified by Ernst & Young LLP or by another independent public or chartered accountant satisfactory to the Lender stating that in making the examination necessary for the audit of such financial statements it has obtained no knowledge of the existence of any condition, event or act which constitutes a Default or Event of Default, or if it has obtained knowledge of the existence of any such condition, event or act, specifying the same;

  (ii)  as soon as available and in any event within ninety (90) days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower and its Subsidiaries, as well as of OSG and its Subsidiaries, the consolidated balance sheets of the Borrower and its Subsidiaries and OSG and its Subsidiaries, both as of the end of such quarterly period, and the related consolidated statements of profit and loss and changes in financial position of the Borrower and its Subsidiaries and OSG and its Subsidiaries for the period then ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year, all of which shall be certified by an officer of the Borrower or OSG, as the case may be, and subject only to normal year-end adjustments;

 (iii)  simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of an officer of the Borrower stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

 (iv)  promptly upon the Borrower becoming aware of (A) the occurrence of a Default or Event of Default, or (B) the commencement of any action, suit, litigation or proceeding of the kind described in Section 4.01(g), a statement of an officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

  (v)  promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

 (vi)  if and when requested by the Lender, copies of all registration statements and reports on Forms 6-K and 20-F (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority, or any national securities exchange,- including, any reports or other disclosures required to be made in relation to the Borrower under Regulation FD or the Sarbanes-Oxley Act of 2002; and

(vii)  from time to time such additional information regarding the financial position, results of operations, business or prospects of the Borrower and its Subsidiaries and OSG and its Subsidiaries as the Lender may reasonably request.

(i)           Payment of Obligations.  Pay and discharge at or before maturity, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.

(j)           Use of Proceeds.  Use the proceeds of the Advances solely for the purposes set forth in the Preliminary Statement hereof.

(k)          Maintenance of Insurance.  Maintain insurance on any of its properties other than the Vessels, payable in United States Dollars, with responsible companies, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, and as shall be reasonably satisfactory to the Lender.

(l)           Vessel Value Maintenance.

  (i)  ensure that the aggregate Fair Market Value of the Vessels subject to a Mortgage (plus the market value of any additional security for the time being actually provided to the Lender pursuant to this Section 6.01(1)(i)) is at all times not less than one hundred twenty percent (120%) of the sum of (A) the aggregate outstanding principal amount of the Advances plus (B) the notional amount or actual cost, if any (determined by the Lender), that would be payable by the Borrower to the Lender under Section 6(e)(i) of the Master Agreement if an Early Termination Date was deemed to have occurred in relation to all then subsisting Transactions after an Event of Default by the Borrower.  If the Obligors at any time shall not be in compliance with the preceding sentence, and in any event within ten (10) days of being notified by the Lender of such noncompliance (which notification shall be conclusive and binding on the Obligors), the Obligors shall either:  (1) provide the Lender with, or procure the provision to the Lender of, such additional security as shall in the opinion of the Lender be adequate to make up such deficiency, which additional security shall take such form, be constituted by such documentation and be entered into between such parties as the Lender in its absolute discretion may approve or require (and, if the Obligors do not make proposals satisfactory to the Lender in relation to such additional security within five (5) days of the date of the Lender’s notification to the Obligors aforesaid, the Obligors shall be deemed to have elected to repay in accordance with (2) below); or (2) repay (subject to, and in accordance with Section 2.04(e), (g) and (h)) such part of the Advances as will ensure compliance with this Section 6.01(1)(i).

  (ii)  for purposes of this Section 6.01(1), at their expense, cause a valuation of each Vessel to be made by an Approved Broker indicating the Fair Market Value of such Vessel at any time the Lender may request upon not less than five (5) days’ prior written notice from the Lender to the Borrower; provided, however, that unless an Event of Default has occurred and is continuing, no more than one (1) such request shall be made during each calendar quarter.  The Obligors shall supply to the Lender and to any relevant Approved Broker such information concerning the Vessels and their condition as such Approved Broker may require for the purpose of making valuations of the Vessels.

(m)         Operating Account.  In the case of the Borrower, Maintain the Operating Account with the Lender and cause all earnings in respect of the Vessels to be deposited into the Operating Account.

(n)          “Know Your Customer” Documentation.  Produce such documents and evidence as the Lender shall from time to time require based on applicable law and regulations from time to time and the Lender’s own internal guidelines from time to time relating to the Lender’s knowledge of its customers.

SECTION 6.02.  Negative Covenants.  So long as any Advance shall remain unpaid or the Lender shall have any Commitment hereunder, none of the Obligors shall:

(a)          Liens, Etc.  Create, incur, assume or suffer to exist any Lien on any of its properties whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any right to receive income, other than:  (i) Liens on Collateral in favor of the Lender, (ii) Liens permitted by the Loan Documents, (iii) Permitted Encumbrances, and (iv) in the case of the Borrower, Liens incurred in the ordinary course of its business and which do not secure Financial Indebtedness.

(b)          Consolidations, Mergers.  Consolidate or merge with or into any other Person.

(c)          Sales, Etc. of Assets.  Sell, transfer or otherwise dispose of any assets or grant any option or other right to purchase or otherwise acquire any Collateral other than in the ordinary course of its business, except (i) sales in the ordinary course of its business and (ii) dispositions of obsolete, worn out or surplus property disposed of in the ordinary course of business; provided, that any Guarantor may sell the Vessel it owns but only if the Borrower shall be in compliance with the provisions of Sections 2.04(d) and 6.01(1) immediately after giving effect to such sale.

(d)          Restrictions on Chartering.  Without the consent of the Lender, which consent shall not unreasonably be withheld (i) let any Vessel on demise charter for any period; (ii) except for the Charters, enter into any time or consecutive voyage charter in respect of any Vessel for a term which exceeds, or which by virtue of any optional extensions may exceed, thirteen (13) months; (iii) enter into any charter in relation to any Vessel under which more than 2 months’ hire (or the equivalent) is payable in advance; (iv) charter any Vessel otherwise than on bona fide arm’s length terms at the time when such Vessel is fixed; (v) de-activate or lay up any Vessel; or (iv) put any Vessel into the possession of any Person for the purpose of work being done upon her in an amount exceeding or likely to exceed $2,000,000 (or the equivalent in any other currency) unless that Person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any Lien on such Vessel or her earnings for the cost of such work or for any other reason.

(e)          Change in Nature of Business.  Engage in any line of business other than directly or indirectly owning and operating the Vessels.

(f)           Debt.  Create, incur, assume or suffer to exist any Debt other than (i) Debt under the Loan Documents, (ii) Debt for (A) trade payables and expenses accrued in the ordinary course of business and that are not overdue, or (B) customer advance payments and customer deposits received in the ordinary course of business, and (iii) Debt owing to Affiliates provided that such Debt is subordinated on terms and conditions acceptable to the Lender and subject in right of payment to the prior payment in full of all amounts outstanding under this Agreement and under the Notes.

(g)          Dividends.  Declare or pay any dividend of any kind or make any purchase or redemption of or distribution on any stock or other equity interest without the prior written consent of the Lender except that (i) any Guarantor may make distributions to the Borrower and (ii) for any Accounting Period, the Borrower may pay a dividend, if and so long as both immediately before and after the declaration and payment of such dividend no Default or Event of Default shall have occurred and be continuing and the then aggregate Fair Market Value of the Vessels subject to a Mortgage (plus the market value of any additional security for the time being actually provided to the Lender pursuant to Section 6.01(1)(i))is not less than one hundred thirty five percent (135%) of the sum of (A) the aggregate outstanding principal amount of the Advances plus (B) the notional amount or actual cost, if any (determined by the Lender), that would be payable by the Borrower to the Lender under Section 6(e)(i) of the Master Agreement if an Early Termination Date was deemed to have occurred in relation to all the then subsisting Transactions after an Event of Default by the Borrower.

(h)          Loans, Investments.  Make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any Person whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except loans to another Obligor to the extent such Obligor is permitted to incur such Debt under Section 6.02(f) and except as otherwise permitted under the Account Charge.

(i)           Acquisitions.  Make any acquisition of an asset (other than a Vessel) outside the ordinary course of its business.

(j)           Constitutive Document Amendments.  Permit any amendment of its articles of incorporation and by-laws without giving the Lender prior written notice of such proposed amendment.

(k)          Transactions with Affiliates.  Enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to (i) the reasonable requirements of its business and upon terms which are fair and reasonable and in its best interests, or (ii) existing arrangements heretofore disclosed to the Lender in writing and approved by the Lender.

(l)           Place of Business.  Establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America unless sixty (60) days’ prior written notice of such establishment is given to the Lender.

(m)         Approved Manager.  Employ a manager of any Vessel other than an Approved Manager, or change the terms and conditions of the management of such Vessel in any material respect other than upon such terms and conditions as the Lender shall approve.

(n)          Operating Account.  Make any withdrawal from the Operating Account except, so long as no Event of Default shall have occurred and be continuing, any amount credited to the Operating Account shall be available to the Obligors to pay (i) the reasonable operating expenses of the Vessels, (ii) the principal amount of the Advances, interest thereon and any other amounts payable to the Lender hereunder or under the other Loan Documents, (iii) the reasonable overhead, legal and other expenses of the Obligors incurred in connection with their involvement in the acquisition, ownership and operation of the Vessels, as well as any other fees and expenses to which the Lender may in its reasonable discretion agree from time to time, and (iv) any dividends or distributions permitted under Section 6.02(g).

(o)          Capital Stock.  Permit the Borrower to issue any class of capital stock unless such stock is legally or effectively subordinated to the right of the Lender to payment of any and all amounts due to the Lender under this Agreement, under the Notes and under the Loan Documents.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)          The Borrower shall fail to pay any installment of principal of any Advance when due and payable; or

(b)          The Borrower shall fail to pay any interest on any Advance or any fee payable to the Lender hereunder, or the Borrower shall fail to make any other payment hereunder, in each case within three (3) Business Days after the same becomes due and payable; or

(c)          Any representation or warranty made by any Obligor under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made or confirmed; or

(d)          (i) Any Obligor shall fail to perform or observe any term, covenant or agreement contained in Article VI or in Sections 6.01(h), 6.01(1) and 6.02 to be observed by it, or (ii) any Obligor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied (A) beyond the expiration of any applicable notice and/or grace period or (B) if there is no applicable notice and/or grace period, for fifteen (15) days after written notice thereof shall have been given to the Borrower by the Lender; or

(e)           Any Obligor shall fail to pay any principal of or premium or interest on any Debt which such Obligor is liable to pay, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and the principal amount of all such aggregate unpaid Debt exceeds $2,000,000; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)           Any Obligor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Obligor shall take any corporate or company action to authorize any of the actions set forth above in this Section 7.01(f); or

(g)          In the reasonable determination of the Lender, it becomes impossible or unlawful for any Obligor to fulfill any of the covenants and obligations required to be fulfilled as contained in any Loan Document or any of the instruments granting or creating rights in any of the Collateral in any material respect, or for the Lender to exercise any of the rights or remedies vested in it under any Loan Document, any of the Collateral or any of such instruments in any material respect; or

(h)          Any judgment or order shall be rendered against any Obligor that is reasonably likely to result in a Material Adverse Effect with respect to such Obligor, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

(i)           Any material provision of any Loan Document after delivery thereof pursuant to Sections 3.01, 3.02 or 3.03 shall for any reason cease to be valid and binding on or enforceable against any Borrower or any such Borrower shall so state in writing; or

(j)           Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create (i) in the case of any Mortgage, a valid first preferred mortgage under the Marshall Islands Maritime Act, 1990, as amended, or, if the Vessel is not registered in the Marshall Islands, a valid first preferred or first statutory mortgage under the laws of such Vessel’s flag and (ii) in the case of any Assignment of Earnings, Assignment of Insurance or Charter Hire Guarantee Assignment, a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

(k)          An “Event of Default” as defined in any Mortgage shall occur; or

(l)           A material breach by either party thereto shall occur under any of the Charters or by OSG under any Charter Hire Guarantee; or

(m)         Notice of an Early Termination Date is given by the Lender under section 6(a) of the Master Agreement; or

(n)          A person entitled to do so gives notice of an Early Termination Date under Section 6(b) (iv) of the Master Agreement; or

(o)          An Event of Default (as defined in Section 14 of the Master Agreement) shall occur; or

(p)          The Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason other than by mutual agreement of the parties thereto; or

(q)          Any event occurs which in the reasonable opinion of the Lender has a Material Adverse Effect on the Obligors taken as a whole ;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the Commitment and the obligation of the Lender to make the Advances available to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any of the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make the Advances available shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and provided further, however, that if the Event of Default occurs due to a default of a Guarantor in its obligations under a Charter, any or all of the Charterers shall have the right within thirty (30) days of the Lender giving notice to the Borrower of such default to purchase the Lender’s position under this Agreement, the Notes and the other Loan Documents for a consideration equal to all amounts then due the Lender under this Agreement, the Notes and the other Loan Documents.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or of any of the Notes, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender or, if the Lender shall have assigned a part of its rights under this Agreement and the other Loan Documents pursuant to Section 8.06, by those Lenders holding not less than 66-2/3% of the Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02.  Notices, Etc.  Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to any party hereto shall be in writing (that is by letter or telefacsimile) and shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when dispatched (in the case of telefacsimile) to such party addressed to it at the address appearing below (or at such address as such party may hereafter specify for such purpose to the other by notice in writing):

(a)           if to any Obligor:

       c/o Double Hull Tankers, Inc.
               26 New Street
           St. Helier
               Jersey JE2 3RA Channel Islands

               Facsimile No:  +44 (0) 1534 815815

(b)          if to the Lender:

               Shipping Business Centre
               5-10 Great Tower Street
               London EC3P 3HX
           England
           Attention:  Ship Finance .Portfolio Management Team

               Facsimile No:  +44 207 615 0112

A notice or other communication received on a non-working day or after business hours in the place of receipt, shall be deemed to be served on the next following working day in such place.

SECTION 8.03.  No Waiver, Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any of the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.  Costs; Expenses.  (a)  Whether or not any Advance is made or the transactions contemplated by this Agreement are consummated (including the proposed execution and delivery of the other Loan Documents), the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of- pocket expenses of counsel for the Lender with respect thereto, and for advising the Lender as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents.  The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered hereunder, whether in action, suit, litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally or otherwise (including, without limitation, the reasonable fees and reasonable expenses of counsel for the Lender with respect thereto) and expenses in connection with the enforcement of rights under this Section 8.04(a).

(b)          If any payment of principal of any Advance (or any relevant portion thereof) is made by the Borrower to the Lender other than on the last day of the Interest Period for such Advance (or relevant portion thereof), as a result of a payment pursuant to Section 2.04, acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, the Borrower shall, upon demand by the Lender pay to the Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance (or any relevant portion thereof).

(c)          Each of the Obligors jointly and severally agrees to indemnify and hold harmless the Lender and each of its Affiliates, and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, arising out of or in connection with or relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the making of the Advances or consummation of any other transaction contemplated hereby, (ii) the Advances or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Environmentally Sensitive Material on or from any property owned or operated by any Obligor, or any Environmental Action related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto, except, with respect to any particular Indemnified Party, to the extent such claim, damage, loss, liability or expense is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct, provided that the foregoing exceptions to the liability of the Obligors with respect to such Indemnified Person shall not limit or affect the liability of the Obligors to any other Indemnified Party.  Each of the Obligors jointly and severally further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Obligor or any of their respective shareholders, members or creditors for or in connection with the transactions contemplated hereby, except, with respect to any particular Indemnified Party, to the extent such liability is either admitted to by such Indemnified Party or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  The indemnities of this Section 8.04(c) shall survive the termination of this Agreement and the other Loan Documents.

SECTION 8.05.  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower to the Lender now or hereafter existing under this Agreement and under any of the Notes held by the Lender, whether or not the Lender shall have made any demand under this Agreement or under any of the Notes and although such obligations may be unmatured.  The Lender agrees promptly to notify the Borrower after any such set-off and application shall be made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 8.06.  Assignments and Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns.

(b)          The Borrower may not assign or transfer all or any part of its rights and/or obligations under this Agreement.

(c)          The Lender may, at the Lender’s expense subject to the prior consent of the Borrower, which consent shall not unreasonably be withheld, assign or transfer all or any part of its rights or obligations under this Agreement and the other Loan Documents to one or more banks or other financial institutions; provided, however, that without such consent, the Lender may assign or transfer all or any part of its rights or obligations under this Agreement and the other Loan Documents to any Affiliate of the Lender or, if an Event of Default shall have occurred and is continuing, to any other Person.  The Lender shall notify the Borrower promptly following any such assignment or transfer.

(d)          The Lender may change its lending office without the consent of the Borrower provided that the Lender shall notify the Borrower promptly following any such change of lending office, such change of lending office shall not result in a Material Adverse Effect with respect to the Borrower and its Subsidiaries, taken as a whole, and such change shall be at no increased cost to the Borrower.

(e)          The Lender may, at its own expense, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment, any Advance and the Notes); provided, however, that (i) the Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Lender shall remain the holder of the Notes for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce or postpone any date fixed for payment of principal of, or interest on, any of the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(f)           The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Obligors furnished to the Lender by or on behalf of the Obligors.

SECTION 8.07.  Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

(b)          The obligation of each Obligor in respect of any sum due from it to the Lender hereunder, under any of the Notes or under any other Loan Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Lender in Dollars, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the Dollars so purchased exceed the sum originally due to the Lender in Dollars, the Lender agrees to remit to such Obligor such excess.

SECTION 8.08.  Governing Law; Submission to Jurisdiction.  (a)  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  Each Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(c)          Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

(d)          Each Obligor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Section 8.02, or by any other method of service provided for under the applicable laws in effect in the State of New York.

SECTION 8.09.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH OF THE OBLIGORS AND THE LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.11.  Entire Agreement.  This Agreement, the Notes and the other Loan Documents embody the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter.

SECTION 8.12.  Severability of Provisions.  Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

DOUBLE HULL TANKERS, INC.		ANIA AFRAMAX CORPORATION

By:	/s/ Ole Jacob Diesen	By:	/s/ Ole Jacob Diesen
Name:	Ole Jacob Diesen	Name:	Ole Jacob Diesen
Title:	President & CEO	Title:	President & CEO

ANN TANKER CORPORATION		CATHY TANKER CORPORATION

By:	/s/ Ole Jacob Diesen	By:	/s/ Ole Jacob Diesen
Name:	Ole Jacob Diesen	Name:	Ole Jacob Diesen
Title:	President & CEO	Title:	President & CEO

CHRIS TANKER CORPORATION		REBECCA TANKER CORPORATION

By:	/s/ Ole Jacob Diesen	By:	/s/ Ole Jacob Diesen
Name:	Ole Jacob Diesen	Name:	Ole Jacob Diesen
Title:	President & CEO	Title:	President & CEO

REGAL UNITY TANKER CORPORATION		SOPHIE TANKER CORPORATION

By:	/s/ Ole Jacob Diesen	By:	/s/ Ole Jacob Diesen
Name:	Ole Jacob Diesen	Name:	Ole Jacob Diesen
Title:	President & CEO	Title:	President & CEO

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Hadley S. Roe
Name:	Hadley S. Roe
Title:	Attorney-in-Fact

Schedule I

The Mandatory Cost Rate will be calculated in accordance with the following formula:

F x 0.01
300

where on the day(s) of application of the formula:

F.           is the rate of charge payable by the Lender to the Financial Services Authority pursuant to paragraph 2 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per £1 million of the Fee Base of the Lender.

For the purposes of this Schedule:

Fee Base has the meaning ascribed to it for the purposes of, and all be calculated in accordance with, the Fees Regulations.

Fees Regulations means, as appropriate, either the Banking Supervision (Fees) Regulations 2000 or such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to March 31, 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

If alternative or additional financial requirements are imposed which in the Lender’s opinion make the formula set out above no longer appropriate, the Lender shall be entitled to stipulate such other formula as shall be suitable to apply in substitution for the formula set out above.

Schedule II

Initial Vessels

Owner	Vessel	Flag	Official No.	Charterer

Ania Aframax Corporation	ANIA	Marshall Islands	1175	DHT Ania Aframax Corp.

Ann Tanker Corporation	OVERSEAS ANN	Marshall Islands	1560	DHT Ann VLCC Corp.

Cathy Tanker Corporation	OVERSEAS CATHY	Marshall Islands	1836	DHT Cathy Aframax Corp.

Chris Tanker Corporation	OVERSEAS CHRIS	Marshall Islands	1594	DHT Chris VLCC Corp.

Rebecca Tanker Corporation	REBECCA	Marshall Islands	1183	DHT Rebecca Aframax Corp.

Regal Unity Tanker Corporation	REGAL UNITY	Marshall Islands	1146	DHT Regal Unity VLCC Corp.

Sophie Tanker Corporation	OVERSEAS SOPHIE	Marshall Islands	1835	DHT Sophie Aframax Corp.

EXHIBIT A

NOTICE OF DRAWDOWN

[●], 200[●]

The Royal Bank of Scotland plc
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
England

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) Double Hull Tankers, Inc. (ii) the corporations described therein as Guarantors, and (iii) The Royal Bank of Scotland plc (the “Lender”).  Capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

The undersigned hereby give you irrevocable notice that it hereby requests an Advance of Tranche [A] [B] [C] under the Credit Agreement as follows:

(a)           The Business Day of the proposed Advance is [●].

(b)           The principal amount of the proposed Advance is $[●].

(c)	The initial Interest Period for the proposed Advance is to commence on the date referred to in clause (a) above and end on [●].

(d)           The payment instructions for the proposed Advance are as follows:

[________________________]

The undersigned hereby certifies that before and after giving effect to the proposed Advance, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) all representations and warranties of the undersigned contained in the Credit Agreement shall be true and correct in all material respects mutatis mutandis as though such representations and warranties had been made on and as of the date of the proposed Advance.

Very truly yours,

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

2

EXHIBIT B-1

PROMISSORY NOTE

U.S. $236,000,000	October [●], 2005
New York, New York

FOR VALUE RECEIVED, the undersigned, DOUBLE HULL TANKERS, INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of THE ROYAL BANK OF SCOTLAND PLC (the “Lender”) the principal sum of Two Hundred Thirty Six Million United States Dollars (U.S. $236,000,000), and to pay interest on such principal amount on the dates and at the rates specified in the Credit Agreement (as herein defined).  All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

This Note is the Tranche A Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) the Borrower, (ii) the corporations described therein as Guarantors, and (iii) the Lender.  Reference is made to the Credit Agreement for provisions relating to the repayment and the acceleration of the maturity hereof This Note is also entitled to the benefits of the Collateral Documents referred to therein.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

EXHIBIT B-2

PROMISSORY NOTE

U.S. $15,000,000	October [●], 2005
New York, New York

FOR VALUE RECEIVED, the undersigned, DOUBLE HULL TANKERS, INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of THE ROYAL BANK OF SCOTLAND PLC (the “Lender”) the principal sum of Fifteen Million United States Dollars (U.S. $15,000,000), and to pay interest on such principal amount on the dates and at the rates specified in the Credit Agreement (as herein defined).  All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in the Credit Agreement.

The holder hereof is authorized to endorse on the grid attached hereto and forming a part hereof; or on a continuation thereof; appropriate notations evidencing the Advances (as defined in the Credit Agreement) and the date and amount of each principal payment or repayment with respect thereto.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

This Note is the Tranche B Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) the Borrower, (ii) the corporations described therein as Guarantors, and (iii) the Lender.  Reference is made to the Credit Agreement for provisions relating to the repayment and the acceleration of the maturity hereof.  This Note is also entitled to the benefits of the Collateral Documents referred to therein.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

GRID

PROMISSORY NOTE

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Amount of Note	Notation Made By

2

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Amount of Note	Notation Made By

3

EXHIBIT B-3

PROMISSORY NOTE

U.S. $150,000,000	October [●], 2005
New York, New York

FOR VALUE RECEIVED, the undersigned, DOUBLE HULL TANKERS, INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of THE ROYAL BANK OF SCOTLAND PLC (the “Lender”) the principal sum of One Hundred Fifty Million United States Dollars (U.S. $150,000,000), and to pay interest on such principal amount on the dates and at the rates specified in the Credit Agreement (as herein defined).  All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in the Credit Agreement.

The holder hereof is authorized to endorse on the grid attached hereto and forming a part hereof, or on a continuation thereof, appropriate notations evidencing the Advances (as defined in the Credit Agreement) and the date and amount of each principal payment or repayment with respect thereto.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate.

This Note is the Tranche C Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (i) the Borrower, (ii) the corporations described therein as Guarantors, and (iii) the Lender.  Reference is made to the Credit Agreement for provisions relating to the repayment and the acceleration of the maturity hereof.  This Note is also entitled to the benefits of the Collateral Documents referred to therein.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

GRID

PROMISSORY NOTE

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Amount of Note	Notation Made By

2

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Amount of Note	Notation Made By

3

EXHIBIT C

The Royal Bank of Scotland plc	Security Interest Agreement Deposit with RBSI Jersey Seclnt 5 plc (5/02)

THIS IS AN IMPORTANT DOCUMENT.  YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND.  IF YOU SIGN AND THE BANK IS NOT PAID YOU MAY LOSE THE ASSET(S) CHARGED.

THIS SECURITY AGREEMENT is made this          day of October, 2005

BETWEEN:-

1.	The Royal Bank of Scotland plc; and

2.	The person or persons named as the Grantor in Schedule 1.

WHEREAS:-

A.	The Bank has agreed to grant/continue granting certain banking facilities to the Grantor.

B.	It is a condition of the entering into and/or continuing of such facilities that the Grantor gives security in the manner set out below.

C.	This Agreement includes the terms of and constitutes a security agreement in accordance with the provisions of the Security Interests (Jersey) Law, 1983, as amended.

NOW IT IS HEREBY AGREED:-

1.	Definitions and Interpretation

1.1	Unless the context otherwise requires, the following terms and expressions used in this Agreement shall have the meanings respectively assigned to them below:

“the Accounts” means the accounts maintained by the Grantor with the Account Bank particulars of which are set out in Schedule 1 and includes any re-designation of that account, any account which derives in whole or in part from such account, any sub-account and any account substituted for any of the Accounts by written agreement between the parties;

“Account Balances” means all sums at any time and from time to time standing to the credit of the Accounts and includes all interest accrued or accruing in the future thereon and any monies of the Grantor at the Account Bank (however described, designated or numbered) which derive in whole or in part from the Accounts or from any sum at any time standing to the credit of the Accounts;

“the Account Bank” means the institution named in Schedule 1 as holding the Account(s);

“the Bank” means The Royal Bank of Scotland plc, acting through one of its branches at or such other branch as it may from time to time designate and its assigns and successors;

“the Collateral” means the whole right, title, benefit and interest, present and future, of the Grantor in and under the Accounts and the Account Balances and all other income, interest and rights deriving from or incidental to the foregoing;

“the Credit Agreement” means a Credit Agreement dated as of October 11, 2005 by and among (i) the Grantor, as borrower, (ii) certain corporations described therein, as guarantors; and (iii) the Bank, as lender;

“Event of Default” shall have the meaning ascribed to such term in Clause 10 of this Agreement;

“Encumbrance” means any lien, mortgage, charge, pledge, assignment, hypothecation, title retention, security interest, trust arrangement or any other agreement or arrangement which has the effect of creating security, other than any security interest created pursuant to this Agreement;

“the Grantor” means the person or persons (who shall each be a “debtor” for the purposes of the Law) named as the Grantor in Schedule 1, and if more than one each and any of them and includes where a natural person his heirs and personal representatives;

“Interest” means interest at the rate(s) charged to the Grantor by the Bank from time to time;

“the Law” means the Security Interests (Jersey) Law, 1983, as amended from time to time;

“the Obligations” means all the Grantor’s obligations and liabilities to the Bank of any kind and in any currency (whether present or future, actual or contingent, joint or several, or as principal, surety or in any other capacity) including all Interest, charges, commission, fees and expenses; and

“Required Currency” means the currency or currencies in which the Obligations are expressed from time to time.

1.2	Where the context so admits:-

1.2.1	words and expressions defined in the Law shall have the same meanings and bear the same interpretations where used in this Agreement;

1.2.2	words importing the singular include the plural and those in the masculine gender include the feminine and neuter gender and vice versa in each case; and

1.2.3	words importing persons include bodies of persons corporate or unincorporate.

1.3
Clause headings are for ease of reference only. Unless the context otherwise requires, references to a Clause and to a Schedule are to the clause and schedule so numbered in this Agreement.  The Recitals and the Schedules form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.4
References made in this Agreement to this Agreement and any other agreement, instrument or document shall be deemed to mean and to include such agreement, instrument or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time.

1.5
References made in this Agreement to any statutory provision shall be deemed to mean and to include a reference to any modification or re-enactment of it from time to time in force and any analogous provision or rule under any applicable law.

2

1.6	References to the Bank include its successors and assigns.

2.	Security Interest

2.1
As a continuing security for the payment, performance and discharge of the Obligations, so that the Bank shall have a first priority security interest in the Collateral in accordance with the Law, the Grantor hereby assigns, transfers or otherwise makes over to the Bank title to the Collateral.

2.2
The creation of the security interest pursuant to Clause 2.1 is in addition to, and shall not affect, the Bank’s other rights under or pursuant to this Agreement, and the Grantor agrees that the Bank may at any time and from time to time at the discretion of the Bank take such steps, if any, as may be necessary to give the Bank title to the Collateral in order to create a security interest in the Collateral pursuant to Article 2(6) of the Law by way of continuing security for the Obligations.

3.	Further Assurance

3.1
The Grantor agrees that it shall from time to time promptly do all such things and execute, register, and deliver all such documents, instruments, transfers, powers of attorney, assurances, acts and other things whatsoever (including, without limitation, any replacement or supplemental security) that the Bank may require for perfecting or protecting the Bank’s security interest in the Collateral or for facilitating the realisation of the same and the exercising of all powers, authorities and discretions vested in the Bank or in any delegate or sub-delegate of the Bank and shall in particular execute and deliver (or cause the execution and delivery of) all transfers, conveyances, assignments and assurances of and with respect to the Collateral (whether to the Bank or to a purchaser) and give all notices, orders and directions as the Bank may think expedient.

3.2
By way of further security, in accordance with Article 5(2)(a) of the Powers of Attorney (Jersey) Law, 1995 (the “Powers of Attorney Law”), the Grantor hereby irrevocably appoints the Bank as the Grantor’s attorney (with full power of substitution in accordance with Article 8 of the Powers of Attorney Law) in its name and on its behalf to sign, execute, seal, deliver, acknowledge, file, register any assignment, transfer, renunciation, withdrawal, notice, deed or other document which in the opinion of the Bank may be required for any of the purposes of this Agreement.  The Grantor further covenants with the Bank to ratify and confirm any lawful exercise or purported exercise of this power of attorney.

3.3
The Grantor will if and when required by the Bank execute such further security agreement or agreements (in form and substance satisfactory to the Bank) as the Bank shall require in respect of the Collateral.

4.	Interest/Time Deposits, etc.

4.1
All right, moneys and other property accruing or offered at any time by way of interest or otherwise to or in respect of the Collateral shall be included as part of it but the Bank shall not have any duty to ensure that any such moneys are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received.

4.2
In addition, so long as no Event of Default shall have occurred and be continuing under this Agreement, monies on deposit in the Account(s) may be invested at the direction of, and on behalf of, the Grantor in time deposits, certificates of deposit or other similar securities of the Bank in the amounts and for the durations designated by the Grantor at such rates as are then offered by the Bank for such investments of comparable amount and duration.  Such investments shall be deemed Collateral for all purposes of this Agreement.

3

4.3	For so long as an Event of Default shall have occurred and be continuing under this Agreement, the Bank may in its absolute discretion:-

4.3.1	utilise all interest on the Collateral in or towards the discharge of any of the Obligations; or

4.3.2	pay to or otherwise account to the Grantor for all or part of the interest on the Collateral as may from time to time accrue in respect of the Collateral;

and no such utilisation, payment or accounting shall in any way constitute a waiver of Clause 4.1 or otherwise derogate from or affect in any way the validity or enforceability of this Agreement or the security interest in the Collateral to the prejudice of the Bank.

5.	Representations and Warranties

5.1	The Grantor represents and warrants to the Bank to the intent that the same shall be continuing representations and warranties throughout the continuance of this Agreement:-

5.1.1
that all the Collateral shall at all material times be the Grantor’s own sole and absolute property free from any Encumbrance, and that the Grantor is entitled and has full power and capacity to give security over the Collateral pursuant to this Agreement;

5.1.2
that the Grantor has not been declared bankrupt or suffered similar proceedings in any jurisdiction or had any judgment taken against it in any court or committed any act indicative of insolvency by the law of any jurisdiction;

5.1.3
that, where the Grantor is a corporate body, the Grantor is duly incorporated under the laws of its place of registration or incorporation with full power and authority to conduct its activities and to enter into this Agreement and that it has taken all such corporate action as may be required to authorise it to enter into this Agreement;

5.1.4	that this Agreement constitutes valid and legally binding obligations of the Grantor, enforceable in accordance with its terms;

5.1.5
that the execution, delivery and performance by the Grantor of this Agreement do not and will not result in any violation of, result in any breach of, cause a default under, or be in conflict with (where the Grantor is a corporate body) any terms of the Grantor’s memorandum and articles of association or other constitutive documents or (in every case) any agreement, indenture or other instrument, licence, judgment, decree, order, law, statute, regulation, ordinance or other governmental rule applicable to the Grantor;

4

5.1.6	that upon the assignment of title to the Collateral to the Bank in accordance with Clause 2, the Bank will have a valid and perfected security interest in the Collateral free from any Encumbrance;

5.1.7	that no event has occurred or circumstance exists which constitutes or with the giving of notice or lapse of time would constitute an Event of Default; and

5.1.8	that no governmental or other approval is required in connection with the execution and performance of this Agreement, including the perfection and realisation of any security interest.

5.2
The Grantor will on demand obtain or pay to the Bank the cost incurred by the Bank in obtaining at any time a written opinion from a legal firm acceptable to the Bank confirming all or any of the representations or warranties in Clause 5.1 and any other matters relevant to this Agreement as the Bank may require

6.	Covenants and Undertakings

6.1	The Grantor covenants and undertakes to the Bank to the intent that- the same shall be continuing covenants and undertakings throughout the continuance of this Agreement:-

6.1.1
For so long as an Event of Default shall have occurred and be continuing under this Agreement, not to attempt to sell, create any Encumbrance over, withdraw, disburse, pay, assign, otherwise dispose of or deal with the Collateral or the Accounts or any interest in the Collateral or the Accounts;

6.1.2	promptly to give to the Bank copies of any notices or other communications received by it with respect to the Collateral;

6.1.3
Immediately upon execution of this Agreement, it shall execute and deliver to the Account Bank a notice materially in the form set out in Schedule 2, and shall procure that the Account Bank executes and delivers to the Bank an acknowledgement materially in the form set out in Schedule 2;

6.1.4
it shall procure that all monies received by it pursuant to the Charters and the Charter Framework Agreement (as such terms are defined in the Charter Hire Guarantee Assignment) shall be paid into the Accounts;

6.1.5	it shall do everything in its power to prevent any person other than the Bank from becoming entitled to claim any right over the Collateral or any part thereof; and

6.1.6	it shall do everything necessary to permit the Bank:

(i)	to confirm or protect its interest in the Collateral; and

(ii)	to exercise any of its rights under this Agreement.

7.	Delegation

The Bank may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons or any corporation all or any of the powers, authorities and discretions which are for the time being exercisable by the Bank under this Agreement in relation to the Collateral and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Bank may think fit and the Bank shall not be in any way liable or responsible to the Grantor or any other person for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

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8.	Suspense Account

All monies received, recovered or realised by the Bank under this Agreement may, at the discretion of the Bank upon the occurrence of a Default (as such term is defined in the Credit Agreement), be placed to the credit of a separate or suspense account for so long as the Bank may think fit without any intermediate obligation on the part of the Bank to apply it towards discharge of the Obligations.

9.	New Account

In the event of the commencement of any form of bankruptcy or insolvency proceeding affecting the Grantor or of all or any part of this Agreement ceasing for any reason to be binding on the Grantor or if the Bank receives notice (actual or otherwise) of any other or subsequent Encumbrance affecting the Collateral (other than Permitted Encumbrances (as such term is defined in the Credit Agreement)), the Bank may at any time rule off the Grantor’s obligations and then subsisting account or accounts of the Grantor with the Bank and open a new account or accounts in the name of the Grantor.  No monies paid into such new account or accounts shall thereby discharge or reduce the amount recoverable pursuant to this Agreement.  If the Bank in any of the above cases does not rule off the obligations of the Grantor or open any new account or accounts, it shall nevertheless be treated as if it had done so at the time when it first had notice (actual or otherwise) of the event in question and all payments made by or on behalf of the Grantor to the Bank shall be treated as having been credited to the new account or accounts and shall not operate to reduce the amount recoverable pursuant to this Agreement.

10.	Events of Default

For the purposes of Articles 3(1) (f) and Article 8 of the Law and as used in this Agreement, an Event of Default shall be an Event of Default under and as that term is defined in the Credit Agreement, as if each such Event of Default were set out in full in this Agreement.

11.	Remedies on Default

11.1	The authority of an order of the court (as defined in the Law) shall not be required in order for the Bank to exercise a power of sale under Article 8 of the Law.

11.2
Upon the occurrence and during the continuance of any Event of Default, the power of sale conferred by Article 8 of the Law shall forthwith arise and upon compliance by the Bank with the requirements of Article 8(3) of the Law the Bank shall forthwith be entitled to apply the Collateral in accordance with Article 8(6)(b) of the Law as if the Collateral were proceeds of sale, on the basis that such application of the Collateral shall include rights at the discretion of the Bank to amalgamate or consolidate accounts (whether subject to this Agreement or otherwise), to exercise set-off and to transfer credit balances to suspense accounts.

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11.3
The Bank or its delegates or sub-delegates shall be under no liability to the Grantor for any failure to distribute the Collateral in accordance with the Law if the Bank applies the Collateral in accordance with the information expressly known to it at the time of the distribution and the Bank shall have no duty to the Grantor to make further enquiries.

11.4
The exercise by the Bank of any right or power of sale under this Clause shall not constitute a waiver of release of nor the exercise of any other right or power of sale held by the Bank unless expressly stated.

12.	Indemnity, Costs and Expenses

12.1
The Grantor agrees to indemnify the Bank and keep it indemnified at all times against all costs, expenses and other payments of whatsoever nature or kind incurred by the Bank and that may arise or become due in respect of, as a result of or incidental to the preservation, defence or enforcement of any of the rights of the Bank pursuant to this Agreement.

12.2
Any sums due by the Grantor to the Bank under Clause 12.1 shall be payable on demand with Interest from the date they are incurred by the Bank and such sums and Interest shall form part of the Obligations.

13.	Assignment

13.1.
The security interest created pursuant to this Agreement shall be available for the Bank’s successors or assigns and the Bank shall be entitled to assign all or any part of its right, title and interest and benefit under this Agreement and under any security interest created pursuant to it.

13.2	The Grantor shall not assign or transfer all or any part of its rights, benefits and/or obligations under this Agreement.

14.	Lien, Set-Off and Currency Conversion

14.1	The Bank shall have a lien on all property of the Grantor held by the Bank for safe custody or otherwise.

14.2
In addition to any lien or right to which the Bank may be entitled by law, for so long as an Event of Default shall have occurred and be continuing under this Agreement, the Bank may from time to time without notice and both before and after demand set off the whole or any part of the Obligations against any deposit or credit balance on any account of the Grantor with the Bank (whether or not that deposit or balance is due to the Grantor).

14.3
Despite any term to the contrary in relation to any deposit or credit balance on any account of the Grantor with the Bank, for so long as an Event of Default shall have occurred and be continuing under this Agreement, that deposit or balance will not be capable of being assigned, dealt with, made subject to a security interest, mortgaged or charged and will not be repayable to the Grantor before all the Obligations have been discharged but the Bank may without prejudice to this Agreement permit the Grantor to make withdrawals from time to time.

14.4	For so long as an Event of Default shall have occurred and be continuing under this Agreement, the Bank may exchange or convert to the Required Currency any currency held or received.

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15.	General Provisions

15.1
The Bank and its delegates and sub-delegates shall not in any circumstances or for any reason whatsoever be liable to account to the Grantor or any other person for anything except their own actual receipts or be liable to the Grantor or any other person for any loss or damage or diminution in price arising from any realisation by the Bank of the Collateral or from any exercise or non-exercise by the Bank of any power conferred upon it in relation to the Collateral by or pursuant to this Agreement unless such loss or damage shall be caused by the fraud of the party sought to be made liable.

15.2
No failure on the part of the Bank to exercise and no delay on its part in exercising any right or remedy under this Agreement will operate as a waiver of it, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of it or any other right or remedy.

15.3	The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by the Law or to which the Bank may otherwise be entitled.

15.4
Any waiver or consent by the Bank under this Agreement must be in writing and may be given subject to any conditions thought fit by the Bank.  Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

15.5	The security interest hereby created shall:-

15.5.1
not be discharged or affected by any failure of, or defect in, any agreement given by or on behalf of the Grantor in respect of any of the Obligations nor by any legal limitation, or lack of any powers of the Grantor or lack of authority of any person appearing to be acting for the Grantor in any matter in respect of any of the Obligations or by any other fact or circumstances (whether known or not to the Grantor or the Bank) as a result of which any of the Obligations may be rendered illegal, void or unenforceable by the Bank;

15.5.2	remain binding on the Grantor notwithstanding any amalgamation, re-construction, re-organisation, merger, sale or transfer by or involving the Bank or the assets of the Bank;

15.5.3	be a continuing security or securities notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever; and

15.5.4
be in addition to and shall not prejudice or be prejudiced by any other security, collateral, guarantee, indemnity, right of set-off, remedy or lien of whatever nature which the Bank may at any time have or be entitled to whether by law or otherwise or any release, exchange or variation and the Bank may give time for payment to or make any other arrangement with the Grantor or any surety without prejudice to any of the Bank’s rights pursuant to this Agreement.

15.6
Where the Grantor comprises more than one person the liability of each of them under this Agreement shall be joint and several and every agreement, warranty, undertaking, covenant and declaration on their part shall be construed accordingly.

15.7
The security interest created pursuant to this Agreement shall continue in existence and not terminate until such time as the Bank gives to the Grantor written confirmation of discharge and the Bank has assigned to the Grantor the title to the Collateral.

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15.8
Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

15.9
Any liberty or power which may be exercised or any determination which may be made under this Agreement by the Bank may be exercised or made in the absolute and unfettered discretion of the Bank which shall not be under any obligation to give reasons.

16.	Notices

16.1
Any notice or demand by the Bank pursuant to this Agreement may effectually be made by notice in writing under the hand of any of the Bank’s officers, employees or agents served in accordance with Article 10 of the Law.

16.2	Any notice of default required to be given pursuant to Article 8(3) of the Law shall be deemed to have been received by the Grantor:-

16.2.1	when delivered to the Grantor, or

16.2.2	when left at the proper address of the Grantor, or

16.2.3	if posted to the Grantor at the proper address of the Grantor, on the day immediately following the posting of such letter.

16.3
For the purpose of this Agreement the term “proper address” shall include the Grantor’s address for service in Jersey set out in Schedule 1 (or such other address in Jersey as the Grantor may from time to time nominate in writing to the Bank for the purpose) as well as any other proper address determined in accordance with the Law.

17.	Law and Jurisdiction

17.1	This Agreement shall be governed by and construed in accordance with the laws of Jersey.

17.2
For the benefit of the Bank the Grantor irrevocably submits to the jurisdiction of the Courts of Jersey and the Grantor irrevocably agrees that a judgment in any proceedings in connection with this Agreement by the Jersey Courts shall be conclusive and binding upon the Grantor and may be enforced against the Grantor in the Courts of any other jurisdiction.  The Bank shall also be entitled to take proceedings in connection with this Agreement against the Grantor in the Courts of any country in which the Grantor has assets or in any other Courts of competent jurisdiction.

17.3	The Grantor irrevocably waives:-

17.3.1	any objection which the Grantor may now or in the future have to the Courts of Jersey or other Courts referred to in Clause 17.2 as a venue for any proceedings in connection with this Agreement; and

17.3.2
any claim which the Grantor may now or in the future be able to make that any proceedings in the Courts of Jersey or other Courts referred to in Clause 17.2 have been instituted in an inappropriate forum.

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17.4
Without derogating from the effectiveness of any other address for service from time to time recognised by law, any address of the Grantor set out in Schedule 1 (or such other address as the Grantor may from time to time nominate in writing to the Bank for the purpose) shall be an effective address for service of any notice or proceedings in the Jersey Courts to or against the Grantor.

18.	Redesignation of Accounts

The Grantor agrees that, if for any reason any of the Accounts is redesignated or renumbered, all of the terms of this Agreement shall apply to the redesignated or renumbered account as if all sums at any time standing to the credit of the redesignated or renumbered account form part of the Account Balances.

19.	Certificate of Bank

Any certificate submitted by the Bank to the Grantor as to the amount of the Obligations or any part of them shall, in the absence of manifest error, be conclusive and binding on the Grantor.

20.	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be an original but which shall together constitute one and the same instrument.

21.	Amendments

No variation or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties to this Agreement.

IN WITNESS OF WHICH this Agreement has been entered into the day and the year first above written.

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SCHEDULE 1

The Grantor		Double Hull Tankers, Inc.
The Grantor’s address		26 New Street St. Helier Jersey JE2 3RA Channel Islands
If the above address is not in Jersey, the Grantor’s address for service in Jersey (optional)
The Account	The Account Bank	The Royal Bank of Scotland International Limited
	The address of the Account Bank	Royal Bank House 71 Bath Street St. Helier Jersey Channel Islands
Account Number
Current balance

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SCHEDULE 2

NOTICE

TO:	THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED (“Account Bank”)

FROM:	DOUBLE HULL TANKERS, INC. (“Debtor”)

AND FROM:	THE ROYAL BANK OF SCOTLAND plc (the “Bank”)

1.
We hereby give you notice that, pursuant to a security interest agreement dated    October 2005 made between the Debtor and the Bank (“Security Interest Agreement”), the Debtor has assigned to the Bank title to a bank account in the Debtor’s name with you, account numbered 1028-50440694 and any sub-account or substituted account (the “Accounts”), including all interest accrued or accruing in the future thereon and any monies of the Debtor with the Bank (however described, designated or numbered) which derive in whole or part from the Accounts or from any sum standing to the credit of the Accounts, and the beneficial interest and all other rights of the Debtor therein.

2.	We irrevocably and unconditionally authorise and instruct you (notwithstanding any previous instructions of any kind which the Debtor may have given to you):

(a)	to disclose to the Bank such information relating to the Accounts as it may from time to time require;

(b)	to hold the Accounts and all monies comprised therein to the order of the Bank;

(c)
to release and deliver the monies held by you from time to time in the Accounts to the Bank or to the Bank’s order and to comply with the Bank’s instructions generally without any enquiry by you as to the justification or validity of such instructions save where required by law or regulation;

(d)
that, upon the earlier of the Bank giving you written notice that an Event of Default for the purpose of the Security Interest Agreement has occurred or the Bank giving you written notice revoking the authority of the Debtor to give instructions in respect of the Account, you shall be permitted and authorised to act in accordance with all proper instructions pursuant to the existing mandates held by you in respect of the Accounts; and

(e)
the Bank shall, from time to time, provide you with a list of authorised signatories and specimen signatures for the purpose of the communication of instructions, notices or directions by the Bank as set out above and you shall be entitled to rely upon the most recent list provided to you.

3.
This notice may be executed in any number of counterparts and by each party on a separate counterpart each of which counterparts when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.

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This notice shall be governed by and construed in accordance with the laws of Jersey.

Date: October , 2005

for and on behalf of
DOUBLE HULL TANKERS, INC.

for and on behalf of
THE ROYAL BANK OF SCOTLAND plc

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ACKNOWLEDGEMENT

TO:	DOUBLE HULL TANKERS, INC. (the “Debtor”)

AND TO:	THE ROYAL BANK O F SCOTLAND plc (the “Bank”)

FROM:	THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED (the “Account Bank”)

We hereby acknowledge receipt of a notice dated [Date] (the “Notice”) from the Bank and the Debtor relating to the creation of a security interest in respect of the Accounts.  Terms defined in the Notice shall have the same meaning where used herein.

We confirm that we hold the Account and any monies standing to the credit of such Accounts from time to time subject to the terms of the Notice.

We further confirm that:

1.
as at the date hereof, we do not have and have not received notice of any other security, interest or encumbrance over the Accounts and we hereby irrevocably undertake to notify the Bank of any such notice received in the future;

2.	we hereby waive any right of set-off we may have over each and all of the Accounts; and

3.	we undertake not to close any of the Accounts without the prior written consent of the Bank.

This acknowledgement shall be governed by and construed in accordance with the laws of Jersey.

Date: October , 2005

for and on behalf of
THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED

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SIGNATORIES

for and on behalf of
DOUBLE HULL TANKERS, INC.	[Seal]

15

EXHIBIT D

Dated October [●], 2005

DOUBLE HULL TANKERS, INC.

-and-

THE ROYAL BANK OF SCOTLAND plc

________________________________________________

FORM OF MASTER AGREEMENT SECURITY DEED
________________________________________________

INDEX

CLAUSE		PAGE

1	DEFINITIONS	2

2	RESTRICTIONS	3

3	FIRST FIXED CHARGE	4

4	FURTHER DOCUMENTATION ETC	4

5	REPRESENTATIONS	5

6	NOTICES	5

7	SUPPLEMENTAL	5

8	LAW AND JURISDICTION	6

THE SECURITY DEED is made on the           day of October, 2005

BETWEEN

(1)	DOUBLE HULL TANKERS, INC., a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960 (the “Borrower”);

(2)
THE ROYAL BANK OF SCOTLAND plc, a company incorporated in Scotland having its registered office at 36 St Andrew Square, Edinburgh EH2 2YB acting through the Shipping Business Centre at 5-10 Great Tower Street, London EC3P 3HX (the “Lender” which expression shall include all persons directly or indirectly deriving title under it (whether by assignment, amalgamation, operation of law or otherwise)).

WHEREAS

(A)
By a credit agreement dated as of October [●], 2005 and made between the Borrower, the corporations described therein as Guarantors, and the Lender, the Lender agreed to make available to the Borrower upon the terms and conditions therein described a credit facility in an initial aggregate principal amount of Four hundred and one million United States Dollars (U.S.$401,000,000).

(B)
By a master agreement (on the 1992 ISDA Master Agreement (Multicurrency - Crossborder) form) dated as of October [●], 2005 made between the Borrower and the Lender, the Borrower has entered into or will enter into certain Transactions (as such term is defined in the said master agreement) pursuant to separate Confirmations (as such term is defined in the said master agreement).

(C)
It is a condition precedent to the Lender making available the advances under the said credit agreement to the Borrower that the Borrower as security for, inter alia, its obligations under the said credit agreement shall execute this Deed.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1           DEFINITIONS

1.1	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

“Advances” means the aggregate amount of Four hundred and one million United States Dollars (U.S.$401,000,000) first referred to in Recital (A) hereto advanced or to be advanced by the Lender to the Borrower pursuant to the Credit Agreement or (as the context may require) the principal amount of such sum outstanding at any relevant time;

“Credit Agreement” means the agreement dated as of October [●], 2005 and made between the Borrower, the corporations described therein as Guarantors, and the Lender first referred to in Recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended;

“Event of Default” has the meaning given to that expression in the Credit Agreement;

“Loan Documents” means any such document as is defined in the Credit Agreement as a Loan Document (including this Deed and, where the context so admits, the Credit Agreement itself) or as may from time to time be executed by any person as security for or as a guarantee of the Secured Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended, and references to the “Loan Documents” shall mean all or any of them as the context so requires;

2

“Master Agreement” means the agreement dated as of October [●], 2005 and made between the Borrower and the Lender first referred to in Recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended;

“Master Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future of the Borrower to the Lender under the Master Agreement;

“Secured Indebtedness” means the aggregate of (a) the Advances and interest thereon (and interest on any unpaid interest thereon and on any other sums of money on which interest is stated in the Credit Agreement to be payable) and (b) all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Deed to be payable by the Borrower to or recoverable from the Borrower by the Lender (or in respect of which the Borrower agrees in this Deed to indemnify the Lender) whether actually or contingently, presently or in the future together with interest thereon as provided in the Credit Agreement and this Deed and (c) all other sums of money from time to time owing to the Lender under the Loan Documents (other than the Master Agreement) or any of them whether actually or contingently, presently or in the future;

“Security Interest” means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security;

“Security Period” means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Loan Documents by irrevocable and unconditional payment in full of the Secured Indebtedness; and

“Secured Property” means all rights, title, interest and benefits whatsoever of the Borrower under or in connection with the Master Agreement including, without limitation, all moneys payable by the Lender to the Borrower thereunder and all claims for damages in respect of any breach by the Lender of the Master Agreement.

1.2
For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Lender if it is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.

1.3
Section 1.02 of the Credit Agreement, as such section of the Credit Agreement may be varied or replaced after the date of this Deed, applies also for the purposes of this Deed as if references in such clause to the Credit Agreement were references to this Deed.

2           RESTRICTIONS

2.1	During the Security Period:

(a)	no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Borrower; and

(b)	the Borrower shall not attempt to assign any right (present, future or contingent) relating to the Secured Property;

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without the Lender’s prior written consent.

2.2	In this Clause references to assignment include the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition.

2.3	An act or transaction which is contrary to, or inconsistent with, this Clause shall be void as regards the Lender.

3           FIRST FIXED CHARGE

3.1           The Borrower:

(a)	with full title guarantee charges all the Secured Property with the payment of all the Secured Indebtedness; and

(b)	declares that this shall be a first fixed charge.

3.2
Upon the occurrence of an Event of Default the charge shall become enforceable, and the Lender shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then outstanding Secured Indebtedness, and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.

3.3
A certificate signed by a director or other senior officer of the Lender and which states that on a specified date and (if the certificate also states this) at a specified time the Lender exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of then outstanding Secured Indebtedness shall be conclusive evidence that:

(a)	the Lender’s liabilities in respect of the specified amount of Secured Property; and

(b)	the specified amount of Secured Indebtedness;

were extinguished and discharged on the specified date and, if so stated, at the specified time.

4           FURTHER DOCUMENTATION ETC

4.1	The Borrower shall execute forthwith any document which the Lender may specify for the purpose of:

(a)	supplementing, but not increasing, the rights which this Deed confers on the Lender in relation to the Secured Property; or

(b)	creating a mortgage of the Secured Property to replace or supplement the charge created in Clause 3 above; or

(c)	registering or otherwise perfecting this Deed or any mortgage created under paragraph (b) above; or

(d)	ensuring or confirming the validity of anything done or to be done under this Deed.

4.2
The document shall be in the terms specified by the Lender and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Lender, on or after an Event of Default, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Secured Indebtedness.

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4.3
The Borrower shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Lender specifies for the purpose of enabling or assisting the Lender to comply, in relation to the Secured Property and/or Secured Indebtedness, with any requirement (legally binding or not) applicable to the Lender and, in particular, any requirements of a banking supervisory authority with regard to netting or cash collateral.

4.4
For the purpose of securing performance of the Borrower’s obligations under Clauses 4.1 to 4.3, the Borrower irrevocably appoints the Lender as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of the Lender, it is obliged, or would be required, to sign or execute under any of those Clauses, which the Lender considers necessary or advisable in connection with any exercise or intended exercise of any rights which the Lender has under this Deed or any other purpose connected with this Deed.

4.5	The Lender may appoint any person or persons its substitute under that power of attorney and may also delegate that power of attorney to any person or persons.

4.6	In this clause “mortgage” includes a charge and any other kind of security.

5           REPRESENTATIONS

5.1	The Borrower represents and warrants to the Lender as follows:

5.2	The Borrower is the sole owner of the Secured Property and has the right to create all Security Interests which this Deed purports to create;

5.3
The Borrower has not sold or transferred or (save by this Deed) created any Security Interest over any of its rights, title or interest to or in the Secured Property and no third party has or will have any Security Interest or other interest, right or claim of any kind over, or in relation to, any of the Secured Property.

6           NOTICES

6.1	Section 8.02 of the Credit Agreement applies to this Deed as if references to the Credit Agreement were references to this Deed and any other necessary modifications were made.

7           SUPPLEMENTAL

7.1	This Deed, including the charge created by Clause 3, shall remain in force as a continuing security until the Security Period has ended.

7.2	The rights of the Lender under this Deed will not be discharged or prejudiced by:

(a)	any kind of amendment or supplement to the other Loan Documents;

(b)
any arrangement or concession, including a rescheduling, which the Lender may make in relation to any of the Credit Agreement, the Master Agreement and the other Loan Documents, or any action by the Lender and/or the Borrower and/or any other party thereto which is contrary to the terms of the Credit Agreement and the other Loan Documents;

5

(c)
any release or discharge, whether granted by the Lender or effected by the operation of any law, of all or any of the obligations of the Borrower and/or any other party thereto under any of the Credit Agreement, the Master Agreement and the other Loan Documents;

(d)	any change in the control of the Borrower and/or any merger, demerger or reorganisation involving the Borrower;

(e)	any event or matter which is similar to, or connected with, any of the foregoing;

and the rights of the Lender under this Deed do not depend on the Credit Agreement, the Master Agreement or any of the other Loan Documents being or remaining valid.

7.3
Nothing in this Deed excludes or restricts any right of set-off, right to net off payments, or any other right or remedy which the Lender would have had, apart from this Deed, under the general law, the Credit Agreement, the Master Agreement and the other Loan Documents.

7.4	A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Deed.

8           LAW AND JURISDICTION

8.1	This Deed is governed by English law.

8.2	Subject to Clause 8.4, the courts of England shall have exclusive jurisdiction in relation to all relevant matters which may arise out of or in connection with this Deed.

8.3
The Borrower shall not commence any proceedings in any country other than England in relation to any relevant matter which arises out of or in connection with this Deed but this shall not be taken to prevent the Borrower from defending any proceedings which the Lender has commenced in any such country.

8.4	Clause 8.2 is for the exclusive benefit of the Lender which reserves the rights:-

(a)
to commence proceedings in relation to any relevant matter which arises out of or in connection with this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

8.5	The Borrower agrees that any judgment, order or declaration of any English court which relates to a relevant matter shall be conclusive and binding on the Borrower.

8.6
The Borrower irrevocably appoints Cheeswrights at their office for the time being presently at 10 Philpot Lane, London EC3M 8BR, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

8.7
In this Clause 8, “preceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “relevant matter” is any issue or matter which relates to any account, credit matter or provision of this Deed.

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IN WITNESS whereof the Borrower has caused this Deed to be duly executed the day and year first above written.

EXECUTED and DELIVERED as a DEED	)
by	)
the duly authorised attorney of	)
DOUBLE HULL TANKERS, INC.	)
for it and on its behalf	)
in the presence of:	)

ACCEPTED	)
by	)
the duly authorised attorney of	)
THE ROYAL BANK OF SCOTLAND plc	)
for it and on its behalf	)
in the presence of:	)

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EXHIBIT E

FIRST PREFERRED MORTGAGE

FIRST PREFERRED MORTGAGE made the [●] day of [●] by [●], a Marshall Islands corporation (the “Shipowner”), in favor of THE ROYAL BANK OF SCOTLAND PLC (the “Mortgagee”).

WHEREAS:

(A)           The Shipowner is the sole owner of the whole of the motor vessel [●] (the “Vessel”), duly documented in the name of the Shipowner under the laws and flag of the Republic of the Marshall Islands, Official Number [●], with a gross tonnage of approximately [●] and a net tonnage of approximately [●] having been built in [●] by [●].

(B)           Pursuant to a Credit Agreement dated as of October [●], 2005 [as supplemented by a Credit Agreement Supplement dated [●]] (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among (i) Double Hull Tankers, Inc., a Marshall Islands corporation, as Borrower, (ii) the Shipowner and other corporations described therein as Guarantors and (iii) the Mortgagee, as lender, a copy of which (without Exhibits other than Exhibits B-1, B-2 and B-3) is annexed hereto as Schedule 1, the Mortgagee agreed to make available to the Borrower a credit facility in an initial aggregate principal amount of up to U.S.$401,000,000 as provided in the Credit Agreement.  The Advances (as such term is defined in the Credit Agreement) shall be evidenced by three promissory notes of the Borrower payable to the order of the Mortgagee in the forms of Exhibits B-1, B-2 and B-3, respectively, to the Credit Agreement.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

(C)           Pursuant to, and subject to and upon the terms and conditions of, a Master Agreement (on the 1992 ISDA Master Agreement (Multicurrency-Cross Border) form) dated as of October [●], 2005 made between the Borrower and the Mortgagee, a copy of which is annexed hereto as Schedule 2, the Borrower and the Mortgagee may enter into one or more Transactions each of which shall be evidenced by a Confirmation (as such terms are defined in said Master Agreement) providing for, among other things, the payment of certain amounts by the Borrower to the Mortgagee (said Master Agreement, together with all such Transactions and Confirmations entered into from the date hereof until October [●], 2015, collectively, the “Master Agreement”).  As of the date hereof, the Borrower and the Mortgagee estimate that the net amount which may become due and payable by the Borrower to the Mortgagee under the Master Agreement shall not exceed U.S.$55,000,000.

(D)           Pursuant to Article V of the Credit Agreement (the “Guaranty”), the Shipowner and the other Guarantors have jointly and severally guaranteed all liabilities of the Borrower now or hereafter existing under the Credit Agreement, each of the Notes and any other Loan Document, whether for principal, interest, fees, expenses or otherwise (collectively the “Guaranteed Obligations”) due or owing to the Mortgagee.

(E)           The Shipowner, in order to secure its obligations under the Guaranty for the payment of the Guaranteed Obligations and its performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the other Loan Documents and this Mortgage contained, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990, as at any time amended.

NOW THEREFORE, THIS MORTGAGE WITNESSETH:

That in consideration of the premises and of the sums loaned and to be loaned to the Borrower as above recited and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of amounts due under the Guaranty in accordance with the terms of the Credit Agreement, and the payment of all such other sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and to secure its performance and observance of and compliance with the covenants, terms and conditions herein and in the Credit Agreement and the other Loan Documents contained, the Shipowner does by these presents grant, convey, mortgage, pledge, assign, transfer, set over and confirm the Vessel unto the Mortgagee, its successors and assigns, together with all of the boilers, engines, machinery, masts, spars, rigging, boats, anchors, chains, cables, tackle, apparel, furniture, freights, fittings and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid (but excluding any leased items not owned by the Shipowner).

TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms herein set forth for the enforcement of the payment of the Guaranty and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and in the Credit Agreement and in the other Loan Documents contained.

PROVIDED, ONLY, and the conditions of these presents are such, that if the Shipowner or its successors or assigns shall pay or cause to be paid to the Mortgagee the principal of the indebtedness aforesaid and interest thereon as and when the same shall become due and payable in accordance with the terms of this Mortgage and of the Credit Agreement and the other Loan Documents and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall perform, observe and comply with all the covenants, terms and conditions in the Credit Agreement, in the other Loan Documents and in this Mortgage, expressed or implied, to be performed, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

Section 1.  The Shipowner will pay the indebtedness secured hereby and interest thereon and the Shipowner will observe, perform and comply with each and every one of the covenants, terms and conditions herein and in the Credit Agreement and in the other Loan Documents, expressed or implied, on its part to be observed, performed or complied with.

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Section 2.  The Shipowner was duly formed and is now existing as a corporation under the laws of the Republic of the Marshall Islands and shall so remain during the life of this Mortgage; it is duly authorized to mortgage the Vessel; all corporate actions necessary and required by law for the execution and delivery of this Mortgage have been duly and effectively taken; and the Guaranty is and will be the valid and enforceable obligation of the Shipowner in accordance with the terms thereof.

Section 3.  The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any security interest, lien, charge or encumbrance whatsoever, or any commitment to make the Vessel available for charter or sale or use by any governmental authority, other than (i) this Mortgage and (ii) as permitted under Section 9 hereof.  The Shipowner will warrant and defend the title to, and the lawful possession of, the Vessel, and every part thereof, for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 4.  The Shipowner will comply with and satisfy all the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990, as at any time amended, in order to maintain the due registration of the Vessel in the name of the Shipowner thereunder and to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Vessel and upon all renewals, improvements and replacements made in or to the same.

Section 5.  The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, will not abandon the Vessel, will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 6.  The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or any income therefrom, unless the same are being contested in good faith, adequate reserves have been established on the books of the Shipowner with respect thereto and there exists no danger of arrest or forfeiture of the Vessel by reason of the non-payment thereof

Section 7.  None of the Shipowner, any charterer, the Master of the Vessel, or any other person, has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel, any lien whatsoever other than this Mortgage and liens permitted pursuant to Section 9 of this Mortgage.

Section 8.  The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such papers to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, reading as follows:

NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage to THE ROYAL BANK OF SCOTLAND PLC under authority of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990, as amended.  Under the terms of said Mortgage, none of the Shipowner, any charterer, the Master of this Vessel or any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage.

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Section 9.  Except for (a) the lien of this Mortgage, (b) liens for current crew wages and salvage, (c) liens imposed by any governmental authority for taxes, assessments or charges not yet due (after giving effect to any applicable grace period) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Shipowner in accordance with generally accepted accounting principles, (d) liens securing claims which are completely covered by insurance and the deductible applicable thereto, so long as there has not been any action by the lienholder to enforce such lien, (e) liens arising from the supply of goods and/or services to the Vessel in the ordinary course of business, so long as such obligations are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings and there has not been any action by the lienholder to enforce such lien, and (f) liens arising under charters entered into in the ordinary course of business (the foregoing items (a) through (f) being “Permitted Encumbrances”), the Shipowner will not create or suffer to be continued any security interest, lien, encumbrance or charge on the Vessel or any income therefrom and in due course and in any event within thirty (30) days after the same becomes due and payable will pay or cause to be discharged or make adequate provision for the payment or discharge of all claims or demands which, if not paid or discharged, might result in the creation of such a security interest, lien, encumbrance or charge and will cause the Vessel to be released or discharged from each such security interest, lien, encumbrance or charge therefor.

Section 10.  If a libel, complaint or similar process is filed against the Vessel or if the Vessel is otherwise attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, the Shipowner will promptly notify the Mortgagee in accordance with Section 33 hereof and within fourteen (14) days will cause the Vessel to be released and all liens thereon other than this Mortgage to be discharged, and will promptly notify the Mortgagee thereof in the manner aforesaid.

Section 11.  The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition; and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification for vessels of the same age and type in the Classification Society, and annually will furnish to the Mortgagee, if requested, a certificate by such classification society that such classification is maintained.  The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, treaties and conventions of the Republic of the Marshall Islands, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.  The Shipowner will cause the Vessel to be drydocked as per class requirements.  The Shipowner will not make, or permit to be made, any substantial change in the structure, type and speed of the Vessel or change in any of her rigs, except as may be required by applicable law, regulations promulgated by a regulatory authority having jurisdiction over the Vessel or the Classification Society, without first receiving the written approval thereof by the Mortgagee.  The Shipowner will comply or procure compliance with the ISM Code and the ISPS Code, and will furnish to the Mortgagee on demand true and complete copies of the Vessel’s Document of Compliance, Safety Management Certificate and such other ISM Code documentation as the Mortgagee may reasonably request in writing.

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Section 12.  The Shipowner at all times will afford the Mortgagee or its authorized representatives, at their risk and expense, full and complete access to the Vessel for the purpose of inspecting the same and her cargo and papers (provided the Vessel is not thereby delayed) and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

Section 13.  So long as this Mortgage shall remain outstanding, the Shipowner will not transfer or change the flag or port of documentation of the Vessel without the written consent of the Mortgagee first had and obtained, which consent shall not be unreasonably withheld, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

Section 14.  The Shipowner will not sell, mortgage, transfer, demise charter, change the management of, or change the port of registry of, the Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one such sale, mortgage, transfer, demise charter, change of management, or change of registry shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer, demise charter, change of management, or change of registry.  Any such sale, mortgage, transfer, demise charter, change of management, or change of registry of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates.

Section 15.(a) The Shipowner will, at its own expense, when and so long as this Mortgage or any of the Advances shall be outstanding, insure the Vessel and keep her insured, in lawful money of the United States, for an amount not less than the full commercial value of the Vessel and in no event for an amount, together with the insured value of all other vessels mortgaged to the Mortgagee as security for the Advances, less than one hundred twenty percent (120%) of the aggregate unpaid principal amount of the Advances outstanding from time to time.  The Vessel shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies.  Such insurance shall cover marine and war risk perils, on hull and machinery, and shall be maintained in the broadest forms available in the American, British or Norwegian insurance market or such other markets as may be satisfactory to the Mortgagee.  The Vessel shall not carry any cargoes nor proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.  While the Vessel is laid up or idle, in lieu of the above-mentioned marine and war risk hull insurance and protection and indemnity insurance, the Shipowner will insure the Vessel under forms of policies approved by the Mortgagee insuring the Vessel against the usual risks encountered by like vessels under similar circumstances.

(b) The policy or policies of insurance shall be issued by responsible underwriters acceptable to the Mortgagee, shall contain the conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee in its reasonable judgment and shall be kept in full force and effect by the Shipowner so long as this Mortgage or the Note shall be outstanding.  All such policies, binders, cover notes and other interim insurance contracts shall be executed and issued in the name of the Shipowner and shall, to the extent that the Mortgagee shall require, provide that loss be payable to the Mortgagee for distribution by it to itself and the Shipowner as their interests may appear.  All insurance maintained hereunder shall be primary insurance without right of contribution against any other insurance maintained by the Mortgagee.  If required by the Mortgagee, the Mortgagee shall be named as a co-assured on all such policies, cover notes and insurance contracts but without liability of the Mortgagee for premiums or calls, or for the representations and warranties made therein by the Shipowner or any other person.  All such cover notes, and if requested by the Mortgagee at any time and from time to time all such policies, binders and other interim insurance contracts, shall be deposited with the Mortgagee.  In addition, the Shipowner shall maintain protection and indemnity insurance and coverage which is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business and in the maximum available amount on commercially reasonable terms against pollution liability, through underwriters or associations acceptable to the Mortgagee and in the maximum amount available with respect to coverage other than pollution liability which is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business, provided, however, that war risk protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss.  Such insurance policies shall provide for at least fourteen (14) days’ prior notice to be given to the Mortgagee by the underwriters or association in the event of the failure of the Shipowner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder.  A copy of such insurance shall be furnished to the Mortgagee.

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Unless otherwise required by the Mortgagee by notice to the underwriters, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next paragraph of this Section) under any insurance with respect to the Vessel involving any damage to the Vessel, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Shipowner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S.$1,000,000 [in the case of a VLCC] $750,000 [in the case of an Aframax], the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.  Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, direct to the Shipowner or others, shall be paid by the Mortgagee to, or as directed by, the Shipowner and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee as it, in its sole discretion, sees fit.

In the event of an Event of Loss, all insurance payments therefor shall be paid to the Mortgagee.  The Shipowner shall not declare or agree with the underwriters that the Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

(c) In addition, the Mortgagee shall be entitled from time to time to effect, maintain and renew in its own name all or any of the following in an amount, together with the amount of such coverage in respect of all other vessels mortgaged to the Mortgagee as security for the Advances, equal to, in the case of insurances referred to in (i) below, one hundred twenty percent (120%) of the aggregate unpaid principal amount of the Advances outstanding from time to time and, in the case of the insurances referred to in (ii) below, one hundred ten percent (110%) of the aggregate unpaid principal amount of the Advances outstanding from time to time, but in no event in either instance less than the fair market value of the Vessel, on such terms, through such insurers and generally in such manner as the Mortgagee may from time to time consider appropriate:

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(i)
a mortgagee’s interest marine insurance policy in respect of the Vessel (which policy may be issued solely in respect of the Vessel or on a fleet basis in respect of all vessels mortgaged to the Mortgagee as security for the Advances) providing coverage on the so-called “German Wording” basis, and the Shipowner shall, upon demand, fully indemnify the Mortgagee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such policy; and

(ii)
a mortgagee’s interest additional perils policy providing for the indemnification of the Mortgagee against any matter capable of being insured against under a mortgagee’s interest additional perils policy, including (without limitation) any possible losses or other consequences of any Environmental Action, and the Shipowner shall, upon demand, fully indemnify the Mortgagee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance.

(d) In the event of an Event of Loss, the Mortgagee shall retain out of the insurance payments received on account of such loss, which shall become the sole property of the Mortgagee, any sum or sums that shall be or become owing to the Mortgagee under the Credit Agreement or this Mortgage or the other Loan Documents, whether or not the same be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as in Section 27 hereinafter provided.

(e) The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to P & I entry, the hull and machinery and war risk insurance carried and maintained on the Vessel, together with their opinion as to the adequacy thereof and its compliance with the provisions of this Mortgage.  At the Shipowner’s expense the Shipowner will cause such insurance broker and the club or association providing protection and indemnity insurance referred to in paragraph (b) of this Section 15, to agree to advise the Mortgagee by telefacsimile confirmed by letter of any expiration, termination, material alteration or cancellation of any policy, any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel, and to provide an opportunity of paying any such unpaid premium or call, such right being exercisable by the Mortgagee on a vessel by vessel and not on a fleet basis.  In addition, the Shipowner shall promptly provide the Mortgagee with any information which the Mortgagee reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance consultant as to the adequacy of the insurances effected or proposed to be effected in accordance with this Mortgage as of the date hereof or in connection with any renewal thereof, and the Shipowner shall upon demand indemnify the Mortgagee in respect of all reasonable fees and other expenses incurred by or for the account of the Mortgagee in connection with any such report; provided the Mortgagee shall be entitled to such indemnity only for one such report during any period of twelve months.

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The underwriters or brokers shall furnish the Mortgagee with a letter or letters of undertaking to the effect that:

(i)           they will hold the instruments of insurance, and the benefit of the insurances thereunder, to the order of the Mortgagee in accordance with the terms of the loss payable clause referred to in the relevant Assignment of Insurances for the Vessel; and

(ii)           they will have endorsed on each and every policy as and when the same is issued the loss payable clause and the notice of assignment referred to in the relevant Assignment of Insurances for the Vessel; and

(iii)           they will not set off against any sum recoverable in respect of a claim against the Vessel under the said underwriters or brokers or any other person in respect of any other vessel nor cancel the said insurances by reason of non-payment of such premiums or other amounts.

All policies of insurance required hereby shall provide for not less than 14 days prior written notice to be received by the Mortgagee of the termination or cancellation of the insurance evidenced thereby.  All policies of insurance maintained pursuant to this Section 15 for risks covered by insurance other than that provided by a protection and indemnity club or association shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy and any assignee of said assured.  The Shipowner has assigned to the Mortgagee its rights under the policies of insurance in respect of the Vessel.  The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease (by reason of nonrenewal or otherwise) without the Mortgagee being informed and having the right to continue the insurance by paying any premiums not paid by the Shipowner, receipts showing payment of premiums for required insurance and also of demands from the Vessel’s protection and indemnity underwriters shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

(f) The Shipowner will comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution including, without limitation, the U.S. Water Pollution Control Act, as amended by the Water Pollution Control Act Amendment of 1972 and as it may be further amended, the Oil Pollution Act of 1990 as amended from time to time, and the Hazardous Materials Transportation Act as amended from time to time, and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Vessel from time to time is engaged in and the cargoes carried by it.

Section 16.  The Shipowner will reimburse the Mortgagee on demand, with interest at a rate per annum (based on a year of 360 days and actual number of days elapsed) equal to two percent (2%) per annum above the rate per annum required to be paid on the Advances pursuant to Section 2.06(b) of the Credit Agreement (the “Default Rate”), for any and all expenditures that the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees and other matters as the Shipowner is obligated herein to provide, but fails to provide.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

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ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 17.  In case any one or more of the following events, herein termed “Events of Default”, shall occur and shall not have been remedied:

(a) Default in the payment of the whole or any part of the Shipowner’s obligations under the Guaranty when and as the same shall become due and payable, or default in the payment of any other sum owing by the Shipowner to the Mortgagee within three (3) Business Days after the same shall become due and payable, as in the Credit Agreement and herein provided, whether at maturity, by acceleration or otherwise (after taking into account any applicable grace period); or

(b) Default in the due and punctual observance and performance of any provision of Sections 4, 5, 9, 10, 13, 14, 15 or 16 hereof; or

(c) Default in the due observance or performance of any of the other covenants and conditions herein required to be kept and performed by the Shipowner and continuance of such default for fourteen (14) days after written notice thereof shall have been given to the Shipowner by the Mortgagee; or

(d) An Event of Default under the Credit Agreement shall have occurred and shall not have been remedied;

Then and in each and every such case the security constituted by this Mortgage shall become immediately enforceable and, without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any other Loan Document, and the Mortgagee shall have the right to:

(1) Declare all amounts then secured by this Mortgage to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable, and thereafter shall bear interest at a rate per annum (based on a year of 360 days and actual number of days elapsed) equal to the Default Rate;

(2) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990, as at any time amended or the laws of any other jurisdiction where the Vessel may be found;

(3) Bring suit at law, in equity or in admiralty, as they may be advised, to recover judgment for any and all amounts due under the Credit Agreement, the Master Agreement or otherwise hereunder, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(4) Take the Vessel, wherever the same may be, without legal process and without being responsible for loss or damage; and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, as demanded by the Mortgagee, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for their best advantage, accounting only for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to Subsection (5) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel and shall take it, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock it at any other place at the cost and expense of the Shipowner;

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(5) Without being responsible for loss or damage, where it has acted reasonably and in good faith, sell the Vessel at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice (in the case of a public sale) of the time and place of sale with a general description of the property in the following manner:

(i)    By publishing such notice for five (5) consecutive days in a daily newspaper of general circulation published in New York City;

(ii)   If the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii)  By sending a similar notice by telefacsimile confirmed by registered mail to the Shipowner at its address hereinafter set forth on or before the day of first publication.

Section 18.  A sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased to use and apply the unpaid balance of the Guaranteed Obligations and all other sums secured hereby in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net purchase price that shall have been so credited upon the Guaranteed Obligations and such other sums secured hereby.  At such sale, the Mortgagee may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 19.  The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, upon the happening of any Event of Default specified in Section 17, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and in behalf of the Shipowner, good conveyance of the title to the Vessel so sold In the event of a sale of the Vessel, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

10

Section 20.  The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, upon the happening of any Event of Default specified in Section 17, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

Section 21.  Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall, on demand at its own cost and expense, deliver to the Mortgagee the Vessel as demanded.  If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

Section 22.  Upon the happening of any Event of Default specified in Section 17, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense, purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 23.  The Shipowner covenants that upon the happening of any of the Events of Default specified in clause (a) of Section 17, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount secured by this Mortgage; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Mortgagee’s agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by them hereunder.  All moneys collected by the Mortgagee under this Section 23 shall be applied by the Mortgagee in accordance with the provisions of Section 27 hereof.

Section 24.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default specified in Section 17 hereof shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any part of the amount secured by this Mortgage, maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

11

Section 25.  If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings, the Shipowner offers to cure completely all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate, then the Mortgagee may, but shall have no obligation to, accept such offer and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 26.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 27.  The proceeds of the sale of the Vessel, a recovery under the insurances placed on the Vessel in respect of a total loss or constructive total loss, the requisition of title to the Vessel and the net earnings of any charter operation or other use thereof by the Mortgagee under any of the powers herein specified pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

FIRST:  To the payment of all expenses and charges, including the expenses of any sale, the expenses of any retaking, attorneys’ fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

SECOND:  To the payment of the Guaranteed Obligations and all other sums secured hereby, whether due or not, together with interest thereon;

THIRD:  To the payment of any surplus thereafter remaining to the Shipowner or to whomsoever may be entitled thereto.

Section 28.  Until some one or more of the Events of Default specified in Section 17 shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of free from the lien hereof, any boilers, engines, machinery, bowsprits, masts, spars, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances to the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by substitute boilers, engines, machinery, bowsprits, masts, spars, rigging, boats, anchors, chains, cables, tackle, apparel, furniture, fittings, equipment or other appurtenances of substantially equal value to the Shipowner which shall forthwith become subject to the lien of this Mortgage as a first preferred mortgage thereon.

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ARTICLE III

SUNDRY PROVISIONS

Section 29. For purposes of recording this Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is U.S$456,000,000 plus interest, fees and performance of mortgage covenants.  The date of maturity is on demand and there is no separate discharge amount.

Section 30.  All the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

Section 31.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power and authority may be exercised in all cases by the Mortgagee or such agent or agents as the Mortgagee may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 32.  If any one or more of the provisions of this Mortgage should at any time for any reason be declared invalid, void or otherwise inoperative by a competent court of a competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Mortgage or the validity of this Mortgage as a whole.

Section 33.  All notices, requests and demands under this Mortgage shall be given in writing or by telefacsimile and shall be delivered, air mailed or telefacsimiled as follows:

To the Shipowner:

[●]
        c/o Double Hull Tankers, Inc.
         26 New Street
                                Jersey JE2 3RA, Channel Islands
                                Telefacsimile:  +44 (0) 1534 815815

13

To the Mortgagee:

The Royal Bank of Scotland plc
         Shipping Business Centre
         5-10 Great Tower Street
                  London EC3P 3HX
                  England

Attention:  Ship Finance Portfolio Management Team
                                Telefacsimile:  +44-207-615 0112

IN WITNESS WHEREOF, the Shipowner has executed this Mortgage on the day and year first above written.

[●]

By:
Name:
Title:

14

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On this [●] day of [●], before me personally appeared [●], to me known, who being by me duly sworn did depose and say that [he/she] resides at [●]; that [he/she] is the [●] of [●], the corporation described in and which executed the foregoing First Preferred Mortgage; that [he/she] signed [his/her] name thereto pursuant to authority granted to [him/her] by the Board of Directors of said corporation; and that [he/she] further acknowledged that the said First Preferred Mortgage is the act and deed of said corporation.

Notary Public

EXHIBIT F

ASSIGNMENT OF EARNINGS

[VESSEL NAME]

The undersigned, [●], a Marshall Islands corporation (the “Assignor”), the owner of the Marshall Islands registered motor vessel [●], Official Number [●] (the “Vessel”), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over, unto THE ROYAL BANK OF SCOTLAND PLC (the “Assignee”), and unto the Assignee’s successors and assigns, to its and its successors’ and assigns’ own proper use and benefit, and, as collateral security for its indebtedness to the Assignee now or hereafter existing under the Credit Agreement referred to below, does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to (i) all freights, hire and any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership and operation by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future use, operation or management of the Vessel or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and other operations of the Vessel, including, if and whenever the Vessel is employed on terms whereby any or all of such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, and (iv) any proceeds of any of the foregoing.

This Assignment is made pursuant to the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among (i) Double Hull Tankers, Inc. as Borrower, (ii) the Assignor and the other corporations described therein as Guarantors, and (iii) the Assignee as Lender.

Upon satisfaction of all indebtedness of the Assignor to the Assignee secured by this Assignment, the Assignee will, at the request and cost of the Assignor, release the collateral assigned hereby and terminate this Assignment.

The Assignor covenants that it will have all of the freights and other moneys hereby assigned promptly paid over to its Operating Account (as defined in the Credit Agreement) and that the Assignor will, whenever requested by the Assignee, write letters to each of the Assignor’s agents and representatives into whose hands or control may come any earnings and moneys hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit promptly to such Operating Account all earnings and moneys hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee.  The Assignor further covenants to exercise its best efforts to cause each such addressee to acknowledge directly to the Assignee receipt of the Assignor’s letter of notification and instructions.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any charter or contract of affreightment by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any charter or contract of affreightment nor to make any payment nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee nor to present or file any claim, nor to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of any Event of Default (as defined in the Credit Agreement), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that neither the whole nor any part of the right, title and interest hereby assigned are the subject of any present assignment or pledge, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, the Assignor will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and the Assignor will not take or omit to take any action, the taking or omission of which might result in any alteration or impairment of said rights or this Assignment.

This Assignment shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing signed by the party against whom enforcement is sought.

The Assignor hereby authorizes the Assignee to file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

By its acceptance of this Assignment and in consideration for the execution of the Consent and Agreement by the Charterer, the Assignee agrees that, provided charter hire is paid directly into the Operating Account or as otherwise directed by the Assignee in accordance with this Assignment and as long as the Charter is continuing and in full force and effect and the Charterer is in compliance with its obligations thereunder, the Assignee will not enforce any security interest granted to the Assignee in connection with the Vessel, including the mortgage granted in favor of the assignee, in a manner that would interfere with the Charterers quiet and peaceful possession, use and enjoyment of the Vessel in accordance with the Charter.

2

IN WITNESS WHEREOF the Assignor has caused this Assignment to be duly executed on this [●] day of [●].

[●]

By:
Name:
Title:

ACCEPTED:

For and on behalf of
The Royal Bank of Scotland plc

3

CONSENT AND AGREEMENT

The undersigned, [●], the Charterer of the Marshall Islands registered vessel [●], Official No. [●] (the “Vessel”), hereby consents to the foregoing Earnings Assignment (the “Assignment”), dated [●], from [●] (the “Assignor”) in favor of The Royal Bank of Scotland plc (the “Assignee”), relating to the earnings of the Vessel, and for value received, hereby acknowledges notice of and consents and agrees to the Assignment and to any amendments, revisions or extensions of the Assignment which may be agreed to by the Assignee and the Assignor and further agrees that all claims of whatsoever nature which the undersigned has or may at any time hereafter have against or in connection with the Vessel, its earnings, insurances or requisition compensation, or against the Assignor, shall rank after and be in all respects subordinate to all of the rights and claims of the Assignee against such property or persons;

Dated:  [●]

[●]

By:
Name:
Title:

4

EXHIBIT G

ASSIGNMENT OF INSURANCES

[VESSEL NAME]

[●], a Marshall Islands corporation (the “Assignor”), the owner of the Marshall Islands registered motor vessel [●], Official Number [●] (the “Vessel”), in consideration of One Dollar ($1) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto, THE ROYAL BANK OF SCOTLAND PLC (the “Assignee”), mortgagee of the Vessel, and unto the Assignee’s successors and assigns, to it and its successors’ and assigns’ own proper use and benefit, and, as collateral security for its indebtedness to the Assignee now or hereafter existing under the Credit Agreement referred to below, does hereby grant the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances, and (iv) any proceeds of any of the foregoing.

This Assignment is made pursuant to the Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among (i) Double Hull Tankers, Inc. as Borrower, (ii) the Assignor and the other corporations described therein as Guarantors, and (iii) the Assignee as Lender.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Upon satisfaction of all indebtedness of the Assignor to the Assignee secured by this Assignment, the Assignee will, at the request and cost of the Assignor, release the collateral assigned hereby and terminate this Assignment.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form attached as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to named assured or loss payees as the Assignee may require or approve.  In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged and hereby covenants that, without the prior written consent thereof of the Assignee, so long as this Assignment shall remain in effect, the Assignor will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and the Assignor will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

All notices or other communications which are required to be made to the Assignee hereunder shall be made by airmail postage prepaid letter or by telefax, confirmed by letter as follows:

The Royal Bank of Scotland plc
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
England

Attention:  Ship Finance Portfolio Management Team

Telefacsimile:  +44-207-615 0112

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

2

This Assignment shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing.

The Assignor hereby authorizes the Assignee to file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed on the [●] day of [●].

[●]

By:
Name:
Title:

3

Exhibit A
to
Assignment of Insurances

Notice of Assignment

[●] (the “Owner”), the owner of the Marshall Islands registered motor vessel [●], Official Number [●] (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment dated [●], and made between the Owner and THE ROYAL BANK OF SCOTLAND PLC (the “Mortgagee”), the Owner assigned to the Mortgagee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Vessel.  This Notice and the applicable loss payable clauses in the form attached hereto as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated:  [●]
[●]

By:
Name:
Title:

4

Annex I
to
Notice of Assignment of Insurances

LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to THE ROYAL BANK OF SCOTLAND PLC, as Mortgagee (the “Mortgagee”), for distribution by it to itself and to [●], Owner, as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges then the Underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S. $1,000,000 [in the case of a VLCC] $750,000 [in the case of an Aframax]or its equivalent the Underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

The Mortgagee shall be advised:

(1)           at least fourteen (14) days before a cancellation of this insurance may take effect;

(2)           of any material alteration in or termination of any such insurance at least fourteen (14) days before such alteration or termination may take effect;

(3)           promptly of any default in the payment of any premium;

(4)           of expiry or failure to renew any such insurance at least fourteen (14) days prior to the date of expiry or non-renewal thereof;

(5)           promptly of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(6)           of renewal or replacement of such insurance at least two (2) days prior to the effective date of renewal or replacement.

Protection and Indemnity

Loss, if any, payable to THE ROYAL BANK OF SCOTLAND PLC, as Mortgagee (the “Mortgagee”), for distribution by it to itself and to [●], Owner, as their respective interests may appear or order, except that, unless and until the Underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse them for any loss, damage or expenses incurred by them and covered by this insurance, provided the Underwriters shall have first received evidence that the liability insured against has been discharged.

5

EXHIBIT H

GUARANTY ASSIGNMENT

Double Hull Tankers, Inc. (the “Borrower”), Ania Aframax Corporation, Ana Tanker Corporation, Cathy Tanker Corporation, Chris Tanker Corporation, Rebecca Tanker Corporation, Regal Unity Tanker Corporation and Sophie Tanker Corporation (collectively, the “Guarantors”), each a Marshall Islands corporation (the Borrower and the Guarantors being herein collectively called the “Assignors”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby sell, assign, transfer and set over unto THE ROYAL BANK OF SCOTLAND PLC (the “Assignee”), and unto the Assignee’s successors and assigns, to its and its successors’ and assigns’ own proper use and benefit, and, as collateral security for their indebtedness to the Assignee now or hereafter existing under the Credit Agreement referred to below, and does hereby grant the Assignee a security interest in, all of the Assignors’ right, title and interest in and to all of the right, title and interest of the Assignors (i) under, in and to a certain Guaranty (the “Guaranty”), dated as of October 6, 2005, by Overseas Shipholding Group, Inc. (the “Guarantor”), a Delaware corporation, in favor of the Assignors guaranteeing the due and punctual payment of the charter hire payments (a) due the Guarantors by each of the Charterers under the Charters listed on Schedule 1 hereto, as such Charters may be amended or supplemented from time to time, and (b) due the Borrower under the Charter Framework Agreement, dated October 6, 2005, among the Borrower, the Charterers and OSG International, Inc., (ii) in and to all claims for damages arising out of the breach of the Guaranty and in and to all claims and causes of action for money, loss or damages that may accrue or belong to the Assignors, or any thereof, under the Guaranty and (iii) in and to any proceeds of the foregoing.

This Assignment is made pursuant to the Credit Agreement dated as of October 11, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Guarantors, and (iii) the Assignee as Lender.

Upon satisfaction of all indebtedness of the Assignors to the Assignee secured by this Assignment, the Assignee will, at the request and cost of the Assignors, release the collateral assigned hereby and terminate this Assignment.

The Assignors jointly and severally warrant and represent that the Guaranty is in full force and effect and enforceable in accordance with its terms and that there is no default under any of the terms thereof.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall not be required or obligated in any manner to perfolin or to fulfill any obligations of the Assignors, or any thereof, under the Guaranty nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee nor to present or file any claim, nor to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignors do hereby constitute the Assignee, its successors and assigns, the Assignors’ true and lawful attorney, irrevocably, with full power (in the name of the Assignors or otherwise), upon the occurrence and continuance of any Event of Default (as defined in the Credit Agreement), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.  The rights hereby assigned may be further assigned by the Assignee in connection with the enforcement of the pledge thereof.

The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

The Assignors jointly and severally agree that at any time and from time to time, upon the written request of the Assignee, the Assignors will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably require in obtaining the full benefits of this Assignment and of the rights and powers herein granted.  The Assignors do hereby warrant and represent that they have not assigned or pledged, and hereby covenant that they will not assign or pledge, so long as this instrument of Assignment shall remain in effect, the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, that they will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Guaranty or this Assignment or of any of the rights created by the Guaranty or this Assignment and that they will not, except with the prior written consent of the Assignee and upon the terms and conditions, if any, specified in any such consent, terminate the Guaranty, enter into any agreement amending, modifying, terminating or supplementing any of the terms of the Guaranty, accept any payment from the Guarantor, settle or compromise any claim against the Guarantor arising under the Guaranty or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of the Guaranty to arbitration.

No amendment, modification, termination, supplement or assignment of the Guaranty and no consent, waiver or approval with respect thereto shall be valid unless joined in or consented to, in writing, by the Assignee.  No notice, request or demand under the Guaranty shall be valid as against the Assignee until a copy thereof is furnished the Assignee.

This Assignment shall be binding upon the Assignors and their respective successors and assigns, and shall inure to the benefit of the Assignee, and its successors and assigns.

This Assignment and the Consent and Agreement annexed hereto may be executed by the Assignors and the Guarantor on separate counterparts without in any way adversely affecting the validity of said Consent and Agreement.

2

This Assignment shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects including all matters of construction, validity, effect and performance.

IN WITNESS WHEREOF, the Assignors have caused this Assignment to be duly executed this [●] day of October 2005.

DOUBLE HULL TANKERS, INC.

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

ANIA AFRAMAX CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

ANA TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

CATHY TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

CHRIS TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

REBECCA TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

3

REGAL UNITY TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

SOPHIE TANKER CORPORATION

By:	/s/ Erik Uboe
Name: Erik Uboe
Title: CFO and Secretary

4

CONSENT AND AGREEMENT

The undersigned, Overseas Shipholding Group, Inc., the Guarantor referred to in the foregoing of Guaranty Assignment (the “Assignment”), dated October 18, 2005, from Double Hull Tankers, Inc. Ania Aframax Corporation, Ana Tanker Corporation, Cathy Tanker Corporation, Chris Tanker Corporation, Rebecca Tanker Corporation, Regal Unity Tanker Corporation and Sophie Tanker Corporation (collectively, the “Assignors”) in favor of The Royal Bank of Scotland plc (the “Assignee”), relating to the guaranty (the “Guaranty”), dated as of October 6, 2005, by the undersigned in favor of the Assignors, guaranteeing the due and punctual payment of the charter hire payments due the owner Assignors by each of the Charterers under the Charters listed on Schedule I to the Guaranty and due Double Hull Tankers, Inc. under the Charter Framework Agreement, dated October 6, 2005, among Double Hull Tankers, Inc., the Charterers and OSG International, Inc., for value received, hereby acknowledges notice of and consents and agrees to the Assignment and to any amendments, revisions or extensions of the Assignment which may be agreed to by the Assignee and the Assignors and further agrees (i) that it will make payment of all monies due and to become due from the undersigned under the Guaranty to such account or office as the Assignee may designate in writing to the undersigned, (ii) that each such payment by the undersigned shall be made without setoff, counterclaim or any other defense which the undersigned may have against the Assignor and that each such payment shall be final and the undersigned will not seek to recover from the Assignee for any reason whatsoever any monies paid by the undersigned to the Assignee by virtue of the Assignment and this Consent and Agreement and (iii) that the undersigned will not permit any material amendment to, material modification of or other material alteration in, the Guaranty without the prior written consent of the Assignee.

The undersigned hereby warrants that the Guaranty has been duly and validly authorized, executed and delivered by the undersigned, is validly existing, without amendment or modification, and is enforceable against the undersigned in accordance with its terms.

Dated: October 18, 2005

OVERSEAS SHIPHOLDING GROUP, INC.

By:
Name:
Title:

5

EXHIBIT I

APPROVED MANAGER’S UNDERTAKING

[●], 200[●]

The Royal Bank of Scotland
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX
England

Attention: [●]

Dear Sirs:

[●] (the “Owner”)

We refer to that certain Credit Agreement dated as of October [●], 2005 (as the same may be amended, restated, supplemented as otherwise modified from time to time, the “Credit Agreement”) by and among (i) Double Hull Tankers, Inc., as Borrower, (ii) the Owner and the other corporations described therein as Guarantors, and (iii) The Royal Bank of Scotland as Lender (the “Lender”).

We hereby confirm that we have been appointed as the manager of the Marshall Islands flag vessel [●] (the “Vessel”), Official No. [●], pursuant to a management agreement (the “Management Agreement”), dated [●], 2005, between the Owner and ourselves.  We hereby represent and warrant that the copy of the Management Agreement attached hereto is a true and complete copy of the Management Agreement, and that there have been no amendments or variations thereto or’ defaults thereunder by us or, to the best of our knowledge and belief, the Owner.

In consideration of the Lender granting its approval to our appointment as manager of the Vessel, we hereby irrevocably and unconditionally undertake with the Lender as follows that:

(a)
all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with the Vessel, its earnings, insurances or requisition compensation, or against the Owner, shall rank after and be in all respects subordinate to all of the rights and claims of the Lender against such property or persons; provided, however; so long as no Event of Default (as defined in the Credit Agreement) shall have occurred or be continuing, any amount due to us under the Management Agreement may be paid by the Owner;

(b)
we shall not institute any legal or quasi-legal proceedings under any jurisdiction at any time hereafter against the Vessel, its earnings, insurances or requisition compensation, or against the Owner in any capacity without the Lender’s express, prior written consent;

(c)
we shall not compete with the Lender in a liquidation or other winding-up or bankruptcy of the Owner or in any proceedings in connection with the Vessel or its earnings, insurances or requisition compensation;

(d)
we shall upon the Lender’s first written request deliver to the Lender all documents of whatever nature held by us or any sub-manager appointed by us in connection with the Owner or the Vessel, its earnings, insurances or requisition compensation;

(e)
we shall not do, or omit to do, or cause anything to be done or omitted, which might be contrary to or incompatible with the obligations undertaken by the Owner under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement);

(f)
we shall not agree or purport to agree to any material amendment or variation or termination of the Management Agreement without the prior written consent of the Lender, except where the amendment or variation is required to comply with applicable laws or regulations;

(g)	we shall procure that any sub-manager appointed by us will, on or before the date of such appointment, enter into an undertaking in favor of the Lender in substantially the same form as this letter;

(h)	we shall advise the Lender in writing prior to our ceasing to be the manager of the Vessel; and

(i)	we shall immediately advise the Lender in writing if the Vessel’s Safety Management Certificate is withdrawn.

The provisions of this letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Any legal action or proceeding with respect to this letter may be brought in any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof or such other courts having jurisdiction over such action or proceeding as the Lender may select.  By execution and delivery of this letter and for the exclusive benefit of the Lender, we irrevocably and generally and unconditionally accept the jurisdiction of such courts.

[●]

By:
Name:
Title:

2

EXHIBIT J

CREDIT AGREEMENT SUPPLEMENT NO. [●]

CREDIT AGREEMENT SUPPLEMENT No. [●] (this “Supplement”) dated as of [●], among DOUBLE HULL TANKERS, INC., a Marshall Islands corporation (the “Borrower”), THE ROYAL BANK OF SCOTLAND PLC as Lender (the “Lender”) and [●], a Marshall Islands corporation (the “Relevant Subsidiary”).

Preliminary Statement.  This Supplement is supplemental to the Credit Agreement dated as of October [●] 2005 (as the same may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”) by and among (i) the Borrower, (ii) the corporations described therein as Guarantors, and (iii) the Lender.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

1.           The Borrower hereby designates the Relevant Subsidiary to be an Additional Guarantor under the Credit Agreement.

2.           The Lender hereby accepts the Relevant Subsidiary to be an Additional Guarantor.

3.           The Relevant Subsidiary hereby accepts and agrees to be bound by all of the terms and conditions of the Credit Agreement applicable to a Guarantor.

4.           Each reference in the Credit Agreement or any other Loan Document shall be a reference to the Credit Agreement as supplemented hereby.  As so supplemented the Credit Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first written above.

DOUBLE HULL TANKERS, INC.

By:
Name:
Title:

[NAME OF RELEVANT SUBSIDIARY]

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:
Name:
Title:

2